UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SBC Medical Group Holdings Incorporated

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED MAY 15, 2026

SBC Medical Group Holdings Incorporated
200 Spectrum Center Drive, Suite 300
Irvine, CA 92618

, 2026

To Our Stockholders:

On behalf of the Board of Directors, you are cordially invited to attend the 2026 annual meeting of stockholders of SBC Medical Group Holdings Incorporated to be held at 9:00 a.m. Japan Standard Time on July 9, 2026 (8:00 p.m. Eastern Time on Wednesday, July 8, 2026).

We have decided to hold this year’s annual meeting virtually via live webcast on the internet. We believe hosting a virtual annual meeting enables greater stockholder attendance and participation from any location around the world, improves meeting efficiency and our ability to communicate effectively with our stockholders, and reduces the cost and environmental impact of our annual meeting. You will be able to attend the annual meeting, and proxy holders and stockholders of record will be able to vote and submit questions during the annual meeting by visiting www.virtualshareholdermeeting.com/SBC2026. You will not be able to attend the annual meeting in person.

Details regarding the meeting, the business to be conducted at the meeting, and information about SBC Medical Group Holdings Incorporated that you should consider when you vote your shares are described in the accompanying proxy statement.

At the annual meeting, four (4) persons will be elected to our board of directors. In addition, we will ask stockholders to ratify the appointment of MaloneBailey, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026 and to approve proposals to amend and restate our Fifth Amended and Restated Certificate of Incorporation (the “Current Charter”). The board of directors recommends that you vote FOR all nominees for director, FOR the ratification of the appointment of MaloneBailey, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026 and FOR each proposal providing for the amendment and restatement of our Current Charter. Such other business will be transacted as may properly come before the annual meeting.

As permitted by the rules of the Securities and Exchange Commission, we are also pleased to be furnishing our proxy materials to stockholders primarily over the internet. We believe this process expedites stockholders’ receipt of the materials, lowers the costs of the annual meeting and conserves natural resources. We sent a Notice of Internet Availability of Proxy Materials on or about              , 2026, to our stockholders of record at the close of business (Eastern Time) on May 20, 2026. The notice contains instructions on how to access our Proxy Statement and 2025 Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the internet, please follow the instructions for requesting such materials included in the notice.

Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy. You may submit a proxy to vote your shares over the Internet as well as by telephone or by mail. When you have finished reading the proxy statement, you are urged to submit a proxy to vote your shares in accordance with the instructions set forth in the proxy statement. We encourage you to vote your shares by submitting a proxy in advance of the annual meeting so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of SBC Medical Group Holdings Incorporated.

Sincerely,

Taiki Sakaguchi
Corporate Secretary

i

SBC Medical Group Holdings Incorporated
200 Spectrum Center Drive, Suite 300
Irvine, CA 92618

, 2026

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

DATE/TIME: 9:00 a.m. Japan Standard Time on July 9, 2026 / 8:00 p.m. Eastern Time on July 8, 2026

PLACE: Virtual at www.virtualshareholdermeeting.com/SBC2026

You will need to have your control number shown on your Notice of Internet Availability of Proxy Materials or on your proxy card (or voting instruction form) if you elected to receive proxy materials by mail or your e-delivery notice.

PURPOSES:

1.	To elect (4) directors to serve one (1)-year terms expiring in 2027;

2.	To ratify the appointment of MaloneBailey, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

3.	To approve a proposal to adopt an amendment to our Current Charter to eliminate the provision specifying that directors are elected by a plurality of the votes cast by stockholders;

4.	To approve a proposal to adopt an amendment to our Current Charter to eliminate the provision stating that directors may be removed only for cause;

5.	To approve a proposal to adopt an amendment to our Current Charter to opt out of Section 203 of the Delaware General Corporation Law;

6.	To approve a proposal to adopt an amendment to our Current Charter to provide for the exculpation of officers;

7.	To approve a proposal to adopt other technical amendments to our Current Charter; and

8.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote if you were the record owner of SBC Medical Group Holdings, Inc. common stock at the close of business on May 20, 2026.

All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to submit your proxy by the Internet, telephone or mail in order to ensure that your shares are counted to establish the presence of a quorum of stockholders. You may change or revoke your proxy at any time before it is voted at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Taiki Sakaguchi
Corporate Secretary

ii

TABLE OF CONTENTS

Page
A Message from our Corporate Secretary

Notice of 2026 Annual Meeting of Stockholders	ii

Management	9

Executive Compensation	16

Security Ownership of Certain Beneficial Owners and Management	22

Certain Relationships and Related Person Transactions	23

Report of Audit Committee	36

Proposal No. 1–Election of Directors	37

Proposal No. 2–Ratification of Appointment of Independent Registered Public Accounting Firm	38

Proposal No. 3–Amendment to Our Current Charter to eliminate the provision specifying that directors are elected by a plurality of the votes cast by stockholders	40

Proposal No. 4–Amendment to Our Current Charter to Remove the provision stating that directors may be removed only for cause	41

Proposal No. 5–Amendment to Our Current Charter to Opt Out of Section 203 of the DGCL	42

Proposal No. 6–Amendment to Our Current Charter to Provide for Exculpation of Officers	43

Proposal No. 7–Amendment to Our Current Charter to Make other Technical Changes	44

Stockholder Proposals and Nominations for Director	46

Other Matters	46

Annex A Form of Proxy Card	A-1

Annex B Amended and Restated Charter (redline)	B-1

iii

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION, DATED MAY 15, 2026

SBC Medical Group Holdings Incorporated
200 Spectrum Center Drive, Suite 300
Irvine, CA 92618

PROXY STATEMENT FOR SBC MEDICAL GROUP HOLDINGS, INC.
2026 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 9, 2026 (JST)/July 8, 2026 (ET)

This proxy statement, along with the accompanying notice of 2026 annual meeting of stockholders, contains information about the 2026 annual meeting of stockholders of SBC Medical Group Holdings, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 9:00 a.m. Japan Standard Time on Thursday, July 9, 2026 (8:00 p.m. Eastern Time on Wednesday, July 8, 2026), virtually at www.virtualshareholdermeeting.com/SBC2026.

In this proxy statement, we may refer to SBC Medical Group Holdings Incorporated as “SBC Medical,” the “Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our board of directors for use at the annual meeting.

Explanatory Note

We were originally incorporated in Delaware on March 11, 2022 under the name “Pono Capital Two, Inc.,” referred to herein as “Pono,” as a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

On August 9, 2022, Pono consummated its IPO of 11,500,000 units (the “Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares” and with respect to the warrants included in the Units, the “Public Warrants”) (the “Pono IPO”).

Simultaneously with the consummation of the closing of the Pono IPO, Pono consummated the private placement of an aggregate of 634,375 units (the “Placement Units”) at a price of $10.00 per Placement Unit in a private placement to the Sponsor (the “Private Placement”).

On January 31, 2023, Pono entered into an Agreement and Plan of Merger (as subsequently amended from time to time, the “Merger Agreement”) with Pono Two Merger Sub, Inc., a Delaware corporation and then a wholly-owned subsidiary of Pono (“Merger Sub”), SBC Medical Group, Inc., then named SBC Medical Group Holdings Incorporated, a Delaware corporation (“Legacy SBC”), Mehana Capital LLC, a Delaware limited liability company (“Sponsor”) in its capacity as the representative of the stockholders of Pono, and Dr. Yoshiyuki Aikawa in his personal capacity and his capacity as the representative of the stockholders of Legacy SBC.

On September 17, 2024, the closing (the “Closing”) of the merger (the “Merger”) and other transactions contemplated thereby (collectively, the “Business Combination”) took place and the Merger was consummated with Merger Sub merging with and into Legacy SBC with Legacy SBC surviving the Merger as a wholly-owned subsidiary of Pono, and Pono then changed its name to SBC Medical Group Holdings Incorporated and on September 17, 2024, Legacy SBC changed its name to SBC Medical Group, Inc.

Effective September 17, 2024, Pono’s units ceased trading, and effective September 18, 2024, SBC’s common stock began trading on the Nasdaq Global Market under the symbol “SBC” and the public warrants began trading on the Nasdaq Capital Market under the symbol “SBCWW.”

As a result of the Closing of the Merger and the Business Combination, the business of Legacy SBC became the business of the Company.

On or about May             , 2026, we intend to begin sending to our stockholders the proxy statement for our 2026 annual meeting of stockholders and our 2025 annual report to stockholders.

1

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JULY 8, 2026 (ET)/JULY 9, 2026 (JST)

Our Board of Directors is soliciting your proxy on behalf of the Company for the Annual Meeting, which will be held on JULY 8, 2026 (ET)/JULY 9, 2026 (JST), or any adjournment or postponement thereof. Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the internet, thereby capturing cost and environmental benefits. On or about ,              2026, we will begin mailing a Notice of Internet Availability of Proxy Materials to stockholders informing them that this Notice of 2026 Annual Meeting of Stockholders, the accompanying proxy statement and our 2025 Annual Report on Form 10-K are available free of charge at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery. We also will begin sending a paper copy of the proxy materials to those stockholders of record who have requested a paper copy. Brokers and other nominees who hold shares on behalf of beneficial owners may be sending their own similar notices. The proxy materials will also be available on our investor relations website, https://ir.sbc-holdings.com/. Web links throughout this document are provided for convenience only, and the content on the referenced websites does not constitute a part of this Proxy Statement.

Forward-Looking Statements

This Proxy Statement contains forward-looking statements within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “budgets,” “forecasts,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties that could cause actual outcomes or results to differ materially from those indicated in these statements, including, among others, those described under “Part I, Item 1A. Risk Factors” and in “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2025 (“2025 Annual Report”), filed with the U.S. Securities and Exchange Commission (the “SEC”). These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements contained herein. All of these factors are difficult to predict, contain uncertainties that may materially affect actual results, and may be beyond our control. For further information on these and other risk factors affecting us, as such factors may be amended and updated from time to time in our subsequent periodic filings with the SEC, please visit the SEC’s website at www.sec.gov. Given the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. We caution readers not to place undue reliance upon any forward-looking statements, which are current only as of the date of this Proxy Statement. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

2

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

Our board of directors is soliciting your proxy to vote at the 2026 annual meeting of stockholders to be held virtually, at 9:00 a.m. Japan Standard Time on Thursday, July 9, 2026 (8:00 p.m. Eastern Time on Wednesday, July 8, 2026), and any adjournments or postponements of the meeting (the “annual meeting”). This proxy statement, along with the accompanying notice of 2026 annual meeting of stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.

We first sent a Notice of Internet Availability of Proxy Materials and made these proxy materials available to you via the internet on or about               , 2026 or, upon your request, have delivered printed versions of these proxy materials (“Proxy Materials”), to you by mail in connection with the solicitation by the board of directors of proxies to be voted at our Annual Meeting. We have also utilized e-delivery of the Proxy Material as requested.

These proxy materials are being sent to holders of record of our common stock as of the close of business (ET) on May 20, 2026, which is the record date for determining stockholders entitled to receive notice of, and to vote at, the annual meeting.

Why Are You Holding a Virtual Annual Meeting?

This year’s annual meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us during the annual meeting so they can ask questions of our board of directors or management, as time permits.

How Do I Access the Virtual Annual Meeting?

The live webcast of the annual meeting will begin promptly at 9:00 a.m. JST / 8:00 p.m. ET. Online access to the audio webcast will open 15 minutes prior to the start of the annual meeting to allow time for you to log-in and test your device’s audio system. The virtual meeting platform is fully supported across browsers (Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear audio prior to the start of the Annual Meeting. Please note that the technical phone numbers are not for retrieving lost or misplaced control numbers.

To be admitted to the virtual annual meeting, you will need to log-in at www.virtualshareholdermeeting.com/SBC2026 using the required 16-digit control number found on the proxy card or voting instruction card, or as otherwise provided, to stockholders entitled to vote at the annual meeting.

Will I be Able to Ask Questions and Have These Questions Answered During the Virtual Annual Meeting?

Stockholders may submit questions for the annual meeting during the meeting after logging in. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/SBC2026, typing your question into the ‘‘Ask a Question” field, and clicking ‘‘Submit.”

Appropriate questions related to the business of the annual meeting (the proposals being voted on) will be answered during the annual meeting, subject to time constraints. Any such questions that cannot be answered during the annual meeting due to time constraints will be posted and answered at https://ir.sbc-holdings.com/ as soon as practical after the annual meeting. Additional information regarding the ability of stockholders to ask questions during the annual meeting, related to rules of conduct and other materials for the annual meeting will be available at www.virtualshareholdermeeting.com/SBC2026.

3

What Happens if There Are Technical Difficulties during the Annual Meeting?

Beginning 15 minutes prior to, and during, the annual meeting, we will have technicians ready to assist you with any technical difficulties you may have accessing the virtual annual meeting, voting at the annual meeting or submitting questions at the annual meeting. If you encounter any difficulties accessing the virtual annual meeting during the check-in or meeting time, please call the number that will be posted at www.virtualshareholdermeeting.com/SBC2026.

Who May Vote?

Only stockholders of record at the close of business on May 20, 2026 will be entitled to vote at the annual meeting. On this record date, there were [●] shares of our common stock outstanding (deducting 270,000 shares held by a wholly-owned subsidiary of the Company) and entitled to vote. Our common stock is our only class of voting stock issued and outstanding as of the close of business of the record date.

If at the close of business (ET) on May 20, 2026, your shares of our common stock were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record.

If at the close of business (ET) on May 20, 2026, your shares were held of record not in your name but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and our proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting your shares at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you should contact your broker or other agent if you wish to vote your shares at the annual meeting.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting in accordance with the instructions given. For instructions on how to change the instructions on your proxy or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock that you own as of the record date entitles you to one vote on the election of directors and each other matter submitted to a vote of stockholders at the meeting. There is no cumulative voting.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to submit a proxy to vote your shares. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. You may specify whether your shares should be voted for or withheld with respect to each nominee for director, and whether your shares should be voted for, against or abstain with respect to the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with our board of directors’ recommendations as noted below. Submitting a proxy to vote your shares will not affect your right to attend the annual meeting.

If your shares are registered directly in your name through our stock transfer agent, Continental Stock Transfer & Trust Company, you may vote:

●	By Internet or by telephone. Follow the instructions included in the proxy card to submit a proxy to vote your shares over the Internet or by telephone.

●	By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with our board of directors’ recommendations as noted below.

4

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 a.m. Eastern Time on July 7, 2026.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record of your shares. You must follow the instructions of the holder of record in order for your shares to be represented and voted at the annual meeting. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your bank, broker or other holder of record for further instructions.

How Does the Board of Directors Recommend that I Vote on the Proposals?

Our board of directors recommends that you vote as follows:

●	“FOR” the election of the nominees for director;

●	“FOR” the ratification of the appointment of MaloneBailey, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026;

●	“FOR” the approval of the proposal to adopt an amendment to our Current Charter to eliminate the provision specifying that directors are elected by a plurality of the votes cast by stockholders;

●	“FOR” the approval of the proposal to adopt an amendment to our Current Charter to eliminate the provision stating that directors may be removed only for cause;

●	“FOR” the approval of the proposal to adopt an amendment to our Current Charter to opt out of Section 203 of the Delaware General Corporation Law;

●	“FOR” the approval of the proposal to adopt an amendment to our Current Charter to provide for exculpation of officers; and

●	“FOR” the approval to adopt other technical amendments to our Current Charter.

If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with the proxy holder’s best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you submit your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:

●	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

●	by re-voting by Internet or by telephone as instructed above;

●	by notifying the Company’s Corporate Secretary in writing before the annual meeting that you have revoked your proxy; or

●	by attending the annual meeting and voting at the meeting. Attending the annual meeting will not in and of itself revoke a previously submitted proxy. You must specifically request at the annual meeting that a previously submitted proxy be revoked.

5

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

What if I Receive More Than One Proxy Card?

You may receive more than one proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote your shares in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote your shares as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 2 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting in the manner you desire. A broker non-vote occurs when shares held through a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at its discretion. All proposals other than Proposal No. 2 (auditor ratification) are considered non-routine matters, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposals. Proposal No. 2 is considered a routine matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Election of Directors	The nominees for director will be elected by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. The nominees receiving the most “For” votes will be elected as directors. You may either: (i) vote FOR all nominees; (ii) vote FOR one of the nominees and WITHHOLD your vote from the other nominees; or (iii) WITHHOLD your vote from all nominees. Brokerage firms do not have authority to vote shares held by the firms in street name for the election of the directors to the extent they have not received customers’ instructions as to how to vote such shares. As a result, if a customer has not provided voting instructions to its broker on the election of directors, the shares will be treated as broker non-vote with respect to the election of directors. Such broker non-votes will have no effect on the results of the election of any nominee. Instructions to WITHOLD authority to vote on the election of any nominee will have no effect and will not be counted towards the election of that nominee.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the outstanding shares of common stock entitled to vote on this proposal is required to ratify the appointment of our independent registered public accounting firm. Abstentions will be counted as a vote against this proposal. Because brokerage firms have authority to vote shares held by the firms in street name on behalf of their customers on this proposal, we do not expect there will be any broker non-votes; however, a broker may elect to not exercise this authority, which will have the effect of a vote against this proposal. We are not required to obtain the approval of our stockholders to appoint our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of MaloneBailey, LLP as our independent registered public accounting firm for 2026, the audit committee of our board of directors will reconsider its selection.

6

Proposal 3: Approval of an Amendment to the Company’s Current Charter to eliminate plurality voting requirement for the election of directors	The affirmative vote of a majority of the outstanding shares of common stock entitled to vote on this proposal is required to adopt the amendment to our Current Charter to eliminate the provision specifying that directors are elected by a plurality of the votes cast by our stockholders. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Proposal 4: Approval of an Amendment to the Company’s Current Charter to eliminate the provision stating directors may be removed only for cause	The affirmative vote of a majority of the outstanding shares of common stock entitled to vote on this proposal is required to adopt the amendment to our Current Charter to eliminate the provision stating that directors may be removed only for cause. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Proposal 5: Approval of an Amendment to the Company’s Current Charter which will opt out of Section 203 of the Delaware General Corporation Law	The affirmative vote of a majority of the outstanding shares of common stock entitled to vote on this proposal is required to adopt the amendment to our Current Charter, which will opt out of Section 203 of the Delaware General Corporation Law. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Proposal 6: Approval of an Amendment to the Company’s Current Charter to provide for exculpation of officers	The affirmative vote of a majority of the outstanding shares of common stock entitled to vote on this proposal is required to adopt the amendment to our Current Charter to provide for exculpation of officers. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Proposal 7: Approval of Other Technical Amendments to the Company’s Current Charter	The affirmative vote of a majority of the outstanding shares of common stock entitled to vote on this proposal is required to adopt amendments to our Current Charter to make other technical changes to our Current Charter. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the annual meeting, and we will publish final results in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

How are proxy materials being delivered?

The Company is pleased to take advantage of SEC rules that allow companies to furnish their proxy materials over the Internet. As a result, the Company is mailing to most of its shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this Proxy Statement and the Company’s 2025 Annual Report to Shareholders. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of the Company’s proxy materials, including this Proxy Statement, the 2025 Annual Report and a form of proxy card or voting instruction card. All shareholders who do not receive a Notice or otherwise elect for electronic delivery will receive a paper copy of the proxy materials by mail. Stockholders may also opt for e-delivery of Proxy Materials. The Company believes this process will allow it to provide its shareholders with the information they need in a more efficient manner, while reducing the environmental impact and lowering the costs of printing and distributing these proxy materials.

7

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

This year, our annual meeting will be held in a virtual meeting format only. To attend the virtual annual meeting, go to www.virtualshareholdermeeting.com/SBC2026 shortly before the meeting time, and follow the instructions for downloading the Webcast. If you miss the annual meeting, you can view a replay of the Webcast at www.virtualshareholdermeeting.com/SBC2026 for approximately one year after the annual meeting. You need not attend the annual meeting in order to vote.

Householding

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding common stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice of Internet Availability and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you are a stockholder of record and would like to have separate copies of the Notice of Internet Availability or proxy materials mailed to you in the future, you must submit a request to opt out of householding in writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call Broadridge at 1-866-540-7095, and we will cease householding all such documents within 30 days. Stockholders of record may also contact us at this address or telephone number if you are receiving multiple copies of proxy materials or Notices of Internet Availability and would like to request delivery of a single copy of such materials. Additionally, for registered holders, if, at any time, you no longer wish to participate in householding, upon written or oral request, we will promptly deliver separate copies of the Proxy Materials to any stockholder at a shared address to which a single copy of the Proxy Materials was delivered and who wishes to receive separate copies of the Proxy Materials. Stockholders receiving multiple copies of the Proxy Materials may likewise request that we deliver single copies of such documents in the future. Stockholders may notify us of their requests by calling or writing us at: Corporate Secretary at: SBC Medical Group Holdings Incorporated, 200 Spectrum Center Drive, Suite 300, Irvine, CA 92618 or Shinjuku Island Tower 3F 6-5-1 Nishi-Shinjuku, Shinjuku-ku, Tokyo, Japan 163-1303.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.

You can choose this option and save us the cost of producing and mailing these documents by:

●	following the instructions provided on your notice of internet availability; or

●	going to www.proxyvote.com and following the instructions provided.

8

MANAGEMENT

Our Current Charter provides that the business and affairs of the Company shall be managed by and under the direction of the Board.

Following the approval of the declassification of our board of directors at the 2025 annual meeting, all of our directors, serve one-year terms. Each of our directors is elected at each annual meeting of stockholders to serve for a one-year term and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, removal. Our board of directors currently consists of five (5) individuals. The directors serve until their respective successors are duly elected and qualified, or until their earlier death, resignation, retirement, disqualification or removal. The Company’s board of directors currently consists of Yoshiyuki Aikawa, Yuya Yoshida, Ken Edahiro, Mike Sayama and Fumitoshi Fujiwara. With the exception of Mike Sayama, who notified the Company that he would not seek re-election, the Board of Directors has nominated all of our current directors for re-election at the annual meeting. Our board has reduced the size of the board of directors to four members, effective as of immediately prior to the opening of the polls at the annual meeting. The board of directors is engaged in a search for a fifth independent director. Once the board of directors has identified a suitable candidate to serve as an independent director, it intends to increase the size of board to five members and appoint the new independent director to the board and each of the nominating and corporate governance committee, compensation committee and audit committee.

Set forth below are the names of our directors, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years as of April 30, 2026. Additionally, information about the specific experience, qualifications, attributes or skills that led to our board of directors’ conclusion that each person listed below should serve as a director is set forth below.

Name	Age	Position(s) with the Company

Yoshiyuki Aikawa	55	Director, Chairman and Chief Executive Officer

Yuya Yoshida	47	Director, Chief Financial Officer and Chief Operating Officer

Ken Edahiro	44	Independent Director

Mike Sayama	72	Independent Director

Fumitoshi Fujiwara	60	Independent Director

Our board of directors has reviewed the materiality of any relationship that each of our directors has with the Company, either directly or indirectly. Based upon this review, our Board has determined that the following members of our board of directors are “independent directors” as defined by The Nasdaq Stock Market: Ken Edahiro, Mike Sayama, and Fumitoshi Fujiwara; therefore, the majority of our Board consists of independent directors.

Yoshiyuki Aikawa. Dr. Aikawa has served as our Chief Executive Officer and Chairman of our Board of Directors since September 17, 2024, and in the same positions with SBC Medical Group, Inc. since January 20, 2023. Additionally, since September 2017, Dr. Aikawa has been the Chief Executive Officer of SBC Medical Group Co., Ltd. (formerly known as Aikawa Medical Group Co., Ltd.), a Japanese company that provides management services to clinics. Dr. Aikawa, stepped down from his position as Chief Executive Officer and Representative of SBC Medical Group Co., Ltd. on September 1, 2024, and remains as a director of SBC Medical Group Co., Ltd. In March 2000, Dr. Aikawa opened Shonan Beauty Clinic in Fujisawa, Japan, as a private clinic. Subsequently, he expanded his operations to include multiple cosmetic surgery clinics, transforming the clinic into a corporation. From January 2016 to December 2019, Dr. Aikawa served as the chairman of the MC. From 2014 to 2015, Dr. Aikawa was the president and a director of the Japanese Society of Aesthetic Plastic Surgery. Additionally, from 2008, he was associated with Harvard Medical School, PGA. Dr. Aikawa is also a member of the Japanese Society of Aesthetic Plastic Surgery, Japan Laser Therapy Association, Japan Liposuction Society, Chemical Peeling Society, Japanese Society of Anesthesiologists, and PostGraduate Assembly of Anesthesiology at Harvard Medical School. Dr. Aikawa holds a medical license from Nihon University Medical School, where he graduated in 1997. Dr. Aikawa does not hold, and has not previously held, any directorships in any reporting companies. We believe that Dr. Aikawa’s extensive professional experience with MCs, including as a founder and a chairman, as well as his experience as the chief executive officer of a company providing management services to clinics, and his experience as a doctor and in the aesthetic plastic surgery field qualifies him to serve as a director on the Company’s board of directors.

9

Yuya Yoshida. Mr. Yoshida has served as our Chief Operating Officer and member of our Board of Directors since September 17, 2024, and in the same positions with SBC Medical Group, Inc. since September 29, 2023, and was appointed as our Chief Financial Officer effective April 1, 2025. Mr. Yoshida has also served as the Executive Vice President and the Chief Financial Officer of SBC Medical Group Co., Ltd. (Japan) since July 1, 2023. From January 2016 to June 2023, Mr. Yoshida worked in Corporate Development (Global Head and Director of Corporate Development in 2018) at Rakuten Group Co., Ltd. From 2003 to 2016, Mr. Yoshida worked in securities, principal M&A, and investment banking at Mitsubishi UFJ Financial Group. Mr. Yoshida has extensive knowledge in E -Commerce, logistics, settlement, finance, mergers and acquisitions and divestiture transactions. Mr. Yoshida graduated with a Master of Law degree from Keio University in 2003. Mr. Yoshida also graduated with a Master of Business Administration degree from UCLA Anderson Business School in 2014. Mr. Yoshida does not hold, and has not previously held, any directorships in any reporting companies. We believe that Mr. Yoshida’s professional experience working in corporate development as well as his extensive knowledge of E-Commerce, logistics, settlement, finance, mergers and acquisitions and divestiture transactions qualifies him to serve as a director on the Company’s board of directors.

Ken Edahiro. Mr. Edahiro has served as a director of the Company since September 17, 2024. Mr. Edahiro has served as the Chief Strategy and Marketing Officer of BizReach, a Cloud service provider since November 2023, and has, additionally, served as General Manager of BizReach Business Division since February 2025. From January 2014 through May 2019, he served as the General Manager of King, a leading interactive entertainment company. From August 2012 through December 2013, Mr. Edahiro served as the head of global strategy and marketing of gloops, a provider of computer games. From April 2004 through July 2012, he served as a Chief Account Executive at Dentsu, a provider of advertising services. In 2004, Mr. Edahiro received a degree from Hitotsubashi University. We believe that Mr. Edahiro’s experience as a chief strategy officer and extensive knowledge of marketing qualifies him to serve as a director on the Company’s board of directors.

Mike Sayama, Ph.D. Dr. Mike Sayama serves as an independent director of the Company since March 11, 2022 (including for time prior to the Business Combination). Dr. Sayama was formerly the Executive Director of Community First since it was established in July 2016 until January 2021. As the founding executive director, he was responsible for operations, developing a strategic plan for an accountable health community in East Hawaii, community relations, and fund raising. From January 2021 to June 2021 he served as the Director of Strategy to facilitate the transition to a new management team. From October 2013 to December 2018, Dr. Sayama served as a Vice President at Pono Health and was Director of Learning Health Homes, a project where he was responsible for managing the East Hawaii Independent Physicians Association and implementing a data platform integrating health plan, hospital, and physician data. Dr. Sayama also facilitated the reorganization of EHI and development of its strategic direction. Community First, a 501(c)3 non-profit, which serves as a neutral forum for healthcare stakeholders in East Hawaii, grew out of the Learning Health Homes Initiative. From August 1997 to October 2013, Dr. Sayama served as a Vice President of the Hawaii Medical Service Association, first in Health Benefits Management and then in Customer Relations. In the first position, he streamlined preauthorization and appeal processes, including the elimination of preauthorization for inpatient admissions without increase in inpatient utilization. In his second position he established call centers in Hilo which stabilized the call center work force and improved the timeliness and accuracy of customer service. From April 2001 to April 2005, Dr. Sayama was a director on the board of City Bank, and from April 2005 to April 2009, was a director on the boards of Central Pacific Bank and Central Pacific Financial Corporation. Regarding education: In May 1975, he received his Bachelor of Arts degree in Psychology from Yale University, and in August 1979, his Master of Arts degree in Clinical Psychology from University of Michigan. In August 1982, Dr. Sayama received his Ph.D. degree in Clinical Psychology from University of Michigan. He is the author of several books on psychotherapy and Zen Buddhism. His community service includes having been a Director on the Bay Clinic Board (the Federally Qualified Health Center in East Hawaii) and currently serving as the Abbot of Chozen-ji, International Zen Dojo. Mr. Sayama brings broad knowledge of the healthcare technology industry, as well as prior experience serving as a founding executive director, which makes him a valuable member of our board of directors.

10

Fumitoshi Fujiwara. Mr. Fujiwara has served as a director of the Company since September 17, 2024. Mr. Fujiwara has served as an executive officer to Medirom Healthcare Technologies Inc. (NASDAQ: MRM) since March 2017. In addition, since 2023, he has served as managing partner and chief executive officer of Linden Capital Partners LLC. Furthermore, since November 2009, Mr. Fujiwara has served as a director, managing partner and chief executive officer to Eaglestone Capital Management Inc. From 2001 to 2009, he served as a director, managing partner and chief executive officer of AC Capital Inc. From 2000 to 2001, Mr. Fujiwara served as a director, managing partner and chief investment officer to Spiral & Star Co., Ltd. From 1993 to 2000, he served as the chief executive officer and chief financial officer to KOEI Tecmo Holdings Co., Ltd. From 1989 to 1993, Mr. Fujiwara served as a manager to Shuwa Corporation. He graduated from Meiji Gakuin University, Faculty of Law in 1989. Mr. Fujiwara does not hold, and has not held, any directorships in any reporting companies. We believe that Mr. Fujiwara’s experience as a chief financial officer of a Nasdaq listed company and extensive knowledge of financial and accounting issues qualifies him to serve as a director on the Company’s board of directors.

Executive Officers

In addition to Dr. Aikawa and Mr. Yoshida, whose biographical information is set forth above, Ms. Miki (Shimizu) Yamazaki serves as an executive officer of the Company.

Miki (Shimizu) Yamazaki, age 40, has served as our Chief Strategy Officer since April 10, 2025. Previously, she spent 16 years at Goldman Sachs Japan (2008-2024) within their Investment Banking Division. From 2016 onward, she served as Vice President of the Advisory Group, specializing in M&A and capital transactions, including cross-border acquisitions, IPOs, and anti-activist advisory services. Additionally, she serves as President and Representative Director of Ai-Med Inc. since February 2026. She graduated from Keio University with a Bachelor’s degree in 2008.

Board Leadership Structure and Role in Risk Oversight

The Board believes that its leadership structure currently serves the best interests of our shareholders, partners, customers, and other stakeholders because of Dr. Aikawa’s deep expertise in the Company’s business.

One of the Board’s key functions is informed oversight of our risk management process. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Board does not have a standing risk management committee but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. Our Board and its committees consider specific risk topics, including risks associated with our strategic plan, business operations, capital structure, information technology, data privacy and cyber security. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

Our Audit Committee has the responsibility to consider and discuss with management and the auditors, as appropriate, our guidelines and policies with respect to financial risk management and financial risk assessment, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures. In addition, the Audit Committee reviews and discusses with management and the auditors, as appropriate, the Company’s guidelines and policies with respect to financial risk management and financial risk assessment, including the Company’s major litigation and risk exposures and the steps taken by management to monitor and control these exposures. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking, including risks related to our practices and policies of employee compensation as they relate to risk management and risk-taking incentives, to determine whether such compensation policies and practices are reasonably likely to have a material adverse effect on us, including whether our incentive compensation plans encourage excessive or inappropriate risk taking. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including proxy advisory firm policies and recommendations. The Nominating and Corporate Governance Committee also oversees and reviews with management our major legal compliance risk exposures and the steps management has taken to monitor or mitigate such exposures, including our procedures and any related policies with respect to risk assessment and risk management.

11

In connection with our reviews of the operations and corporate functions of our company, our Board addresses the primary risks associated with those operations and corporate functions. In addition, our Board reviews the risks associated with our company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.

Director Independence

Our Board of Directors has reviewed the composition of our Board of Directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board of Directors has determined that each of our directors, with the exception of Dr. Aikawa and Mr. Yoshida, is an “independent director” as defined under Rule 5606(a)(2) of the Nasdaq Listing Rules. Our Board of Directors determined that each of Ken Edahiro, Mike Sayama, and Fumitoshi Fujiwara satisfy the applicable independence standards established by the SEC and the Nasdaq Listing Rules. In making such determinations, our Board of Directors considered the relationships that each non-employee director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining independence.

Stockholder Communications to our Board of Directors

Stockholders who have questions or concerns regarding our business should contact our Investor Relations team at ir@ir.sbc-holdings.com. Communications will be distributed to our board of directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of our board of directors may be excluded, such as:

●	junk mail and mass mailings;
●	resumes and other forms of job inquiries;
●	surveys; and
●	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, in which case it will be made available to any outside director upon request.

Meeting Attendance

During the fiscal year ended December 31, 2025, there were five (5) meetings of our board of directors. No director attended fewer than 75% of the total number of meetings of our board of directors and of committees of our board of directors on which he served during fiscal 2025. Members of our board of directors are encouraged to attend the annual meetings of our stockholders. All of our directors attended our last annual stockholders meeting, which was held on June 13, 2025.

Committees of the Board of Directors

The Company’s board of directors has the authority to appoint committees to perform certain management and administration functions. The Company’s board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by the board of directors. The charters for each of these committees are available on the Company’s website at https://ir.sbc-holdings.com/ under “Corporate Governance—Board Committees.”

12

Audit Committee

The audit committee of the board of directors of the Company consists of Messrs. Ken Edahiro, Mike Sayama, and Fumitoshi Fujiwara. The Company’s board of directors has determined each member of this committee is independent under the Nasdaq listing standards and Rule 10A-3(b)(1) under the Exchange Act. Our audit committee met five (5) times during fiscal 2025. The chairperson of the audit committee is Mr. Fujiwara. Mr. Fujiwara also qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of Nasdaq.

The primary purpose of the audit committee is to discharge the responsibilities of the board of directors with respect to our accounting, financial, and other reporting and internal control practices and to oversee our independent registered accounting firm. Specific responsibilities of our audit committee include:

●	selecting a qualified firm to serve as the independent registered public accounting firm to audit the Company’s financial statements;

●	helping to ensure the independence and performance of the independent registered public accounting firm;

●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

●	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

●	reviewing policies on risk assessment and risk management;

●	related party transactions;

●	obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes the Company’s internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

●	approving (or, as permitted, pre-approving) all audit and all permissible non-audit service to be performed by the independent registered public accounting firm.

Compensation Committee

The compensation committee consists of Messrs. Ken Edahiro, Mike Sayama, and Fumitoshi Fujiwara. The Company’s board of directors has determined each member of this committee is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The chairperson of the compensation committee is Fumitoshi Fujiwara. The primary purpose of the compensation committee is to discharge the responsibilities of the board of directors to oversee its compensation policies, plans and programs and to review and determine the compensation to be paid to its executive officers, directors and other senior management, as appropriate. Our compensation committee met five (5) times during fiscal 2025.

Specific responsibilities of the compensation committee include:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to the Company’s Chief Executive Officer’s compensation, evaluating the Company’s Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of the Company’s Chief Executive Officer based on such evaluation. These decisions will be made without the Chief Executive Officer present;

●	reviewing and approving the compensation of the Company’s other executive officers;

●	reviewing and recommending to the Company’s board of directors the compensation of the Company’s directors;

13

●	reviewing the Company’s executive compensation policies and plans;

●	reviewing and approving, or recommending that the Company’s board of directors approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for the Company’s executive officers and other senior management, as appropriate;

●	administering the Company’s incentive compensation equity-based incentive plans;

●	selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisors;

●	assisting management in complying with the Company’s proxy statement and annual report disclosure requirements;

●	if required, producing a report on executive compensation to be included in the Company’s annual proxy statement;

●	reviewing and establishing general policies relating to compensation and benefits of the Company’s employees; and

●	reviewing the Company’s overall compensation philosophy.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee of the Company’s board of directors consists of Messrs. Ken Edahiro, Mike Sayama, and Fumitoshi Fujiwara. The Company’s board of directors has determined that each member of this committee is independent under Nasdaq listing standards. The chairperson of the nominating and corporate governance committee is Mr. Fumitoshi Fujiwara.

Specific responsibilities of the nominating and corporate governance committee include:

●	identifying, evaluating and selecting, or recommending that the Company’s board of directors approve, nominees for election to the Company’s board of directors;

●	evaluating the performance of the Company’s board of directors and of individual directors;

●	reviewing developments in corporate governance practices;

●	evaluating the adequacy of the Company’s corporate governance practices and reporting;

●	reviewing management succession plans; and

●	developing and making recommendations to the Company’s board of directors regarding corporate governance guidelines and matters.

Our nominating committee will consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. Once identified, the nominating committee will evaluate a candidate’s qualifications. Threshold criteria include: personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of our industry, possible conflicts of interest, the extent to which the candidate would fill a present need on our board of directors, and concern for the long-term interests of our stockholders. Our nominating committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. However, the nominating committee will consider issues of diversity among its members in identifying and considering nominees for director, and strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship on our board of directors and its committees.

14

If a stockholder wishes to propose a candidate for consideration as a nominee for election to our board of directors, it must follow the procedures described in our Bylaws. Any such recommendations should be made in writing to the nominating committee, care of our Corporate Secretary at our principal office and should be accompanied by the following information concerning each recommending stockholder and the beneficial owner, if any, on whose behalf the nomination is made:

●	all information relating to such person that would be required to be disclosed in a proxy statement;

●	certain biographical and share ownership information about the stockholder and any other proponent, including a description of any derivative transactions in the Company’s securities;

●	a description of certain arrangements and understandings between the proposing stockholder and any beneficial owner and any other person in connection with such stockholder nomination; and

●	a statement whether or not either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of voting shares sufficient to carry the proposal.

The recommendation must also be accompanied by the following information concerning the proposed nominee:

●	certain biographical information concerning the proposed nominee;

●	all information concerning the proposed nominee required to be disclosed in solicitations of proxies for election of directors;

●	certain information about any other security holder of the Company who supports the proposed nominee;

●	a description of all relationships between the proposed nominee and the recommending stockholder or any beneficial owner, including any agreements or understandings regarding the nomination; and

●	additional disclosures relating to stockholder nominees for directors, including completed questionnaires and disclosures required by our Bylaws.

Code of Ethics and Business Conduct

The Company’s Code of Ethics and Business Conduct applies to all of its employees, officers and directors, including those officers responsible for financial reporting. The Code of Ethics and Business Conduct is available on the Company’s website at https://ir.sbc-holdings.com/ under “Corporate Governance—Board Committees.” The Company intends to disclose any amendments to the Code of Ethics and Business Conduct, or any waivers of its requirements, on its website to the extent required by the applicable rules and exchange requirements.

Policy on Insider Trading

We have adopted a Policy on Insider Trading that governs the purchase, sale, and/or other dispositions (including hedging) of our securities by our directors, officers, and employees, that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable Nasdaq listing standards. A copy of our Policy on Insider Trading is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2025. Furthermore, it is also the policy of the Company that it will not engage in transactions in securities of the Company while aware of material non-public information relating to the Company or its securities.

15

Implications of Being a Controlled Company

The Company is a “controlled company” within the meaning of the applicable rules of Nasdaq and, as a result, we qualify for exemptions from certain corporate governance requirements. If the Company relies on these exemptions, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements. Dr. Yoshiyuki Aikawa controls approximately 81.7% of the voting power of our outstanding common stock, and therefore, controls a majority of the voting power of the Company’s outstanding common stock, and the Company is a “controlled company” within the meaning of applicable rules of Nasdaq. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements:

●	that a majority of the board consists of independent directors;

●	that the controlled company has a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	that the controlled company has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility.

While the Company does not intend to rely on these exemptions, the Company may use these exemptions now or in the future. As a result, the Company’s stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents information regarding the compensation paid by to Yoshiyuki Aikawa, our Chief Executive Officer, Yuya Yoshida, our Chief Financial Officer and Chief Operating Officer, and Miki (Shimizu) Yamazaki, our Chief Strategy Officer, for services rendered to the Company and its subsidiaries during the fiscal years ended December 31, 2025 and 2024, as applicable. We refer to these individuals as our “named executive officers.” We do not have any other executive officers. Payment was made by the Company or its subsidiaries, as applicable.

Name and Position	Year	Salary ($) (1)	Bonus ($) (4)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified referred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Yoshiyuki Aikawa	2025	12,000,000	—	—	—	—	—	—	12,000,000
Chief Executive Officer (principal executive officer)	2024	14,506,032	—	—	—	—	—	—	14,506,032
Yuya Yoshida(2)	2025	316,734	99,338	—	—	—	—	—	416,072
Chief Financial Officer and Chief Operating Officer	2024	304,404	—	—	—	—	—	—	304,404
Miki (Shimizu) Yamazaki (3)	2025	275,783	83,391						359,174
Chief Strategy Officer

(1)	Amounts reported in this column reflect the base salary earned by our named executive officers during 2025 and 2024. Compensation paid to our named executive officers may be denominated in either U.S. dollars or Japanese Yen depending on the applicable Employment Agreement and period; amounts originally denominated in Japanese Yen have been translated into U.S. dollars at the exchange rate in effect on the applicable payment date.
(2)	Mr. Yoshida has served as our Chief Operating Officer and member of the Board of Directors since September 29, 2023, and as our Chief Financial Officer since April 1, 2025.
(3)	Ms. Yamazaki assumed the role of Chief Strategy Officer, effective as of April 10, 2025. Accordingly, we do not show any compensation for her for 2024.
(4)	The amounts reported in this column represent discretionary annual incentive bonus amounts paid to Mr. Yoshida and Ms. Yamazaki in respect of 2025. Such bonus amounts were denominated in Japanese Yen and translated into U.S. dollars on the same basis as described in footnote (1).

16

Executive Compensation Philosophy and Objectives

Our executive compensation program is designed to:

●	attract, motivate, incentivize, and retain employees at the executive level who contribute to our long-term success; and

●	provide compensation packages to our executives that are fair, easy to understand, and competitive; provide high retention value; and reward high performance and the achievement of our business objectives.

The design of our executive compensation program is influenced by a variety of factors, with the primary goals being to align the interests of our named executive officers and stockholders and to link pay to performance. Although compensation of named executive officers currently consists of only cash compensation, in the future, we expect to utilize long-term incentive compensation opportunities in the form of equity awards.

Compensation-Setting Process

Role of Compensation Committee and Board of Directors

The compensation committee discharges the responsibilities of our board of directors relating to the compensation of our named executive officers as set forth in its charter and reports to our board of directors on its discussions, decisions, recommendations, and other actions. Generally, the compensation committee makes all final decisions regarding the compensation of the CEO and other named executive officers.

The compensation committee has overall responsibility for overseeing our compensation and benefits policies generally, and overseeing and evaluating the compensation plans, policies, and practices applicable to the CEO and other named executive officers. In carrying out its responsibilities, the compensation committee evaluates our compensation policies and practices with a focus on the degree to which these policies and practices reflect our executive compensation philosophy, develops strategies and makes decisions that it believes further our philosophy or align with developments in best compensation practices, and considers the performance of our named executive officers, including through formal performance reviews of each of the CEO and other named executive officers, when formulating recommendations or making decisions with respect to their compensation.

Setting Target Total Direct Compensation

The compensation committee reviews the annual base salary levels and considers long-term incentive compensation opportunities of our named executive officers.

The compensation committee does not establish a specific target for formulating its recommendations about the target total direct compensation opportunities of our named executive officers. Instead, the members of the compensation committee rely primarily on their general experience, business judgment and subjective considerations of various factors, our executive compensation program objectives, past and expected future company and individual performance, the executive officer’s role and responsibilities within the organization and expected contributions to the company, internal equity among the members of the executive team, compensation practices of our compensation peer group and/or selected broad-based compensation surveys, and the recommendations of the CEO (other than with respect to his own compensation).

These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each named executive officer. No single factor is determinative in setting compensation levels, nor is the impact of any individual factor on the determination of pay levels quantifiable.

17

The compensation committee does not weight these factors in any predetermined manner, nor does it apply any formulas in developing its compensation recommendations or decisions.

The compensation committee does not engage in formal benchmarking against other companies’ compensation programs or practices to establish our compensation levels or make specific compensation decisions with respect to our named executive officers. Instead, in making its determinations, the compensation committee reviews information summarizing the compensation paid at a representative group of peer companies and more broad-based compensation surveys to gain a general understanding of market compensation levels.

Executive Employment Agreements

The Company has entered into employment agreements (the “Employment Agreements”) with Dr. Yoshiyuki Aikawa (Chief Executive Officer) Yuya Yoshida (Chief Financial Officer and Chief Operating Officer) and Ms. Miki (Shimizu) Yamazaki (Chief Strategy Officer).

The Employment Agreements all provide for at-will employment that may be terminated by the Company due to the executive’s death, due to total disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”)), and with or without Cause (as defined below), by the executive with or without Good Reason (as defined below), or by either party by providing notice of their desire to not renew. The Employment Agreements provide for annual base salaries for the 2025 fiscal year of $12,000,000 for Dr. Aikawa, JPY 44,000,000 (increased to JPY 47,000,000 effective July 1, 2025) for Mr. Yoshida and JPY 38,000,000 (increased to JPY 43,700,000 effective June 1, 2025) for Ms. Yamazaki. Each of the Employment Agreements also provides for possible annual performance bonuses and equity grants under the equity incentive plan if so determined by the Company’s Compensation Committee. Mr. Yoshida, and Ms. Yamazaki each received a discretionary bonus in respect of 2025, as disclosed in the Summary Compensation Table. No equity grants were made to any of the named executive officers with respect to 2025.

Provisions Applicable to All Employment Agreements

Each of the Employment Agreements has an initial term of one year, and provides that the term will automatically be extended for additional terms of one year each unless either the Company or the applicable executive provides notice to the other party of their desire to not so renew the initial term or renewal term (as applicable) at least 30 days prior to the expiration of then-current term. Each of the Employment Agreements provide that the applicable executive’s employment with the Company is “at will,” meaning that either the applicable executive or the Company may terminate the applicable executive’s employment at any time and for any reason, subject to the other provisions of the Employment Agreement.

Each of the Employment Agreements may be terminated by the Company, either with or without “Cause”, or by the applicable executive, either with or without “Good Reason”.

For purposes of each agreement, “Cause” means:

●	a violation of any material written rule or policy of the Company for which violation any employee may be terminated pursuant to the written policies of the Company reasonably applicable to an executive employee;

●	misconduct by the applicable executive to the material detriment of the Company;

●	the applicable executive’s conviction (by a court of competent jurisdiction, not subject to further appeal) of, or pleading guilty to, a felony;

●	the applicable executive’s gross negligence in the performance of the applicable executive’s duties and responsibilities to the Company as described in the Employment Agreement; or

●	the applicable executive’s material failure to perform the applicable executive’s duties and responsibilities to the Company as described in the Employment Agreement (other than any such failure resulting from the applicable executive’s incapacity due to physical or mental illness or any such failure subsequent to the applicable executive being delivered a notice of termination without Cause by the Company or delivering a notice of termination for Good Reason to the Company), in either case after written notice from the Board to the applicable executive of the specific nature of such material failure and the applicable executive’s failure to cure such material failure within 10 days following receipt of such notice.

18

For purposes of each Employment Agreement, “Good Reason” means:

●	at any time following a Change of Control (as defined below), a material diminution by the Company of compensation and benefits (taken as a whole) provided to the applicable executive immediately prior to a Change of Control;

●	a reduction in the applicable executive’s base salary or target or maximum bonus, other than as part of an across-the-board reduction in salaries of management personnel;

●	the relocation of the applicable executive’s principal executive office to a location more than 50 miles further from the applicable executive’s principal executive office immediately prior to such relocation; or

●	a material breach by the Company of any of the terms and conditions of the Employment Agreement which the Company fails to correct within 10 days after the Company receives written notice from the applicable executive of such violation.

For purposes of each Employment Agreement a “Change of Control” of the Company will be deemed to have occurred if, after the effective date of the Employment Agreement, (i) the beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 50% of the combined voting power of the Company is acquired by any “person” as defined in sections 13(d) and 14(d) of the Exchange Act (other than the Company, any subsidiary of the Company, or any trustee or other fiduciary holding securities under an employee benefit plan of the Company), (ii) the Company is merged or consolidated with or into another corporation where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) in substantially the same proportion as their ownership of the Company immediately prior to such merger or consolidation, or (iii) there is a sale or other disposition of all or substantially all of the Company’s assets to an entity, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned directly or indirectly by shareholders of the Company, immediately prior to the sale or disposition, in substantially the same proportion as their ownership of the Company immediately prior to such sale or disposition.

If the Company terminates the applicable executive’s employment without Cause, or if the applicable executive terminates employment for Good Reason, then, subject to any other agreements between the company with respect to equity grants made to such executive:

●	the Company will pay to the applicable executive any base salary, bonus, and benefits then owed or accrued, and any unreimbursed expenses incurred by the applicable executive in each case through the termination date;

●	the Company will pay to the applicable executive, in one lump sum, an amount equal to the base salary that would have been paid to the applicable executive for the remainder of the term of the Employment Agreement;

●	any equity granted to the applicable executive under the Employment Agreement, any award agreement or any other agreements with the Company will, to the extent not already vested, be deemed automatically vested; and

●	all of the parties’ rights and obligations under the agreement will cease, other than those rights or obligations which arose prior to the termination date or in connection with such termination, and subject to the survival provisions of the agreements.

19

In the event of the applicable executive’s death or termination by the Company due to total disability (as defined in Section 22(e)(3) of the Code), the applicable executive is entitled to any unpaid base salary, any accrued but unpaid bonus and benefits (then owed or accrued and owed in the future), a pro-rata bonus for the year of termination based on the applicable executive’s target bonus for such year and the portion of such year in which the applicable executive was employed, and reimbursement of expenses pursuant to the terms of the Employment Agreement through the effective date of termination. Any equity granted to the applicable executive will, to the extent not already vested, be immediately and automatically forfeited as of the termination date.

If it is determined that any payment or benefit provided to the applicable executive under the Employment Agreement or otherwise, whether or not in connection with a Change of Control (a “Payment”), would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, such that the Payment would be subject to an excise tax under Section 4999 of the Code (the “Excise Tax”), the Company will pay to the applicable executive an additional amount (the “Gross-Up Payment”) such that the net amount of the Gross-Up Payment retained by the applicable executive after the payment of any Excise Tax and any federal, state and local income and employment tax on the Gross-Up Payment, shall be equal to the Excise Tax due on the Payment and any interest and penalties in respect of such Excise Tax.

Each Employment Agreement contains customary confidentiality provisions, and customary provisions related to Company ownership of intellectual property conceived or made by the applicable executive in connection with the performance of their duties to the Company.

Incentive Compensation Clawback Policy

We have adopted a clawback policy for incentive compensation in accordance with the requirements of Nasdaq, which is filed as Exhibit 97.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.

Compensation Committee Interlocks and Insider Participation

No member of the Company’s compensation committee has ever been an officer or employee of the Company. None of Company’s executive officers serve, or have served during the last year, as a member of the board of directors, compensation committee, or other board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of our directors or on the Company’s compensation committee.

Risks Related To Compensation Practices and Policies

We believe that, through a combination of risk-mitigating features and incentives guided by relevant market practices and company-wide goals, our compensation policies, programs and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Policies and Practices Related to the Grants of Certain Equity Awards

It is the Company’s practice not to time the disclosure of material non-public information for the purpose of affecting the value of executive compensation and to avoid timing such grants around the filing of periodic reports or current reports that may contain material non-public information.

During the year ended December 31, 2025, we did not grant any equity awards to our named executive officers.

20

Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2025 to each of our non-employee directors. Directors who are employed by us are not compensated for their service on our board of directors. Compensation paid to Dr. Aikawa and Mr. Yoshida, our directors who are also executive officers, is reported in the Summary Compensation Table above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Fumitoshi Fujiwara	80,128	—	80,128
Ken Edahiro	40,064	—	40,064
Mike Sayama	40,064	—	40,064

Each non-employee director is paid an annual cash retainer of JPY 6,000,000. Our non-employee director who serves as the chair of three committees (Mr. Fujiwara) receives an additional JPY 6,000,000 in cash. Cash payments to non-employee directors are paid monthly on a prorated basis. Cash compensation to our non-employee directors is denominated in Japanese Yen under the Company’s director compensation program; the U.S. dollar amounts reported in the table above represent the sum of each monthly payment translated into U.S. dollars at the exchange rate in effect on the applicable payment date.

Equity Compensation Plans

The following table sets forth securities authorized for issuance under the SBC Medical Group Holdings Incorporated 2024 Equity Incentive Plan as of December 31, 2025, which is our only equity incentive plan with shares available for issuance as of such date.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (Column A)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A)
Equity compensation plans approved by stockholders	-	-	15,000,000
Equity compensation plans not approved by stockholders	-	-	-

21

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock, known to us, as of May 20, 2026 for (a) our named executive officers, (b) each of our directors, (c) all of our current directors and executive officers as a group and (d) each stockholder that beneficially owns more than 5% of our common stock. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if they possess sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 102,576,943 shares of common stock outstanding on May 20, 2026 (after deducting 270,000 shares held by a wholly-owned subsidiary).

Unless otherwise noted, the business address of each of the beneficial owners listed below is c/o the Company at 200 Spectrum Center Dr., Suite 300, Irvine, CA 92618.

	Number of
	Shares
	Beneficially
Name and Address of Beneficial Owners	Owned	% of Class
Directors and Executive Officers
Yoshiyuki Aikawa(1)	83,839,460	81.7%
Yuya Yoshida	-	-
Ken Edahiro	-	-
Mike Sayama	15,000	* %
Fumitoshi Fujiwara	-	-
Miki (Shimizu) Yamazaki	-	-
All executive officers and directors as a group (6 persons)	83,854,460	81.7%
Beneficial Owner of More than 5%
Aikawa Equity Management Co., Ltd.(2)	5,284,500	5.2%

*		Less than 1.0%

	(1)	Based on the Schedule 13D/A filed by Dr. Aikawa on April 21, 2026 and further updated by a Form 4, filed on April 29, 2026. Dr. Aikawa may be deemed to be the beneficial owner of 83,839,460 shares of common stock, consisting of 78,839,460 shares of common stock held directly by Dr. Aikawa and 5,000,000 shares of common stock held by Aikawa Investment Co., Ltd., a company wholly owned by Dr. Aikawa.
	(2)	Based on a Schedule 13G filed by Aikawa Equity Management Co., Ltd. on March 13, 2026. The business address of Aikawa Equity Management Co., Ltd. is 908 Kamikurata-Cho, Totsuka-ku, Yokohama, Kanagawa, 244-0816.

22

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

Under Item 404 of SEC Regulation S-K, a related person transaction is any actual or proposed transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, to which we or our subsidiary were or are a party, or in which we or our subsidiary were or are a participant, in which the amount involved exceeded or exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which any of our directors, nominees for director, executive officers, beneficial owners of more than 5% of any class of our voting securities (a “significant shareholder”), or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

We recognize that transactions between us and any of our directors or executives or with a third party in which one of our officers, directors or significant shareholders has an interest can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of our Company and stockholders.

The Audit Committee of the Board of Directors is charged with responsibility for reviewing, approving and overseeing any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K), including the propriety and ethical implications of any such transactions, as reported or disclosed to the Audit Committee, and to determine whether the terms of the transaction are not less favorable to us than could be obtained from an unaffiliated party.

The agreements described in this section, or forms of such agreements are filed as exhibits to the 2025 Form 10-K, and the following descriptions are qualified by reference thereto.

Related Party Transactions Prior to the Business Combination

Convertible Promissory Note

On May 18, 2023, Pono entered into a Convertible Promissory Note with the Company, pursuant to which the Company agreed to loan Pono an aggregate principal of $1,000,000 (the “Convertible Promissory Note”). The Convertible Promissory Note was non-interest bearing and was due and payable upon the earlier to occur of (i) the first business day following the consummation of the Company’s initial Business Combination and (ii) May 17, 2024, unless accelerated upon the occurrence of an event of default.

On February 27, 2024, Pono and the Company entered into an Amendment to the Note (the “Amended Note Purchase Agreement”), which increased the purchase price of the note from $1,000,000 to $2,700,000 and amended the maturity date to the earlier to occur of (i) the first business day following the consummation of the Company’s initial Business Combination and (ii) August 29, 2024, unless accelerated upon the occurrence of an event of default. In consideration for entering into the Amended Note, each of the parties to the Merger Agreement agreed to release each other party from any claims arising out of any termination of the Merger Agreement or failure to consummate the transactions contemplated thereby. The Convertible Promissory Note automatically converted into Class A Common Stock at one share for each $10 in outstanding principal amount at the Closing.

Non-redemption Agreement

On May 5, 2023, the Company held a special meeting of stockholders (the “Special Meeting”), and the chairman adjourned the Special Meeting to May 8, 2023. On May 8, 2023, the Company held the Special Meeting. During the Special Meeting, stockholders approved an amendment to the Company’s amended and restated certificate of incorporation (i) to extend the date by which the Company has to consummate a business combination from May 9, 2023 to February 9, 2024 for no additional amount to be paid by the Sponsor into the Trust Account, and (ii) to provide for the right of a holder of Class B common stock to convert such shares into shares of Class A common stock on a one -for-one basis prior to the closing of a business combination at the election of the holder. As approved by the stockholders of the Company, the Company filed an amendment to its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State on May 8, 2023. The Company’s stockholders elected to redeem an aggregate of 9,577,250 shares of Class A common stock of the Company in connection with the Special Meeting. Following such redemptions, the amount of funds remaining in the trust account was approximately $20 million.

23

In connection with the Special Meeting, the Company and the Sponsor entered into non-redemption agreements with certain unaffiliated stockholders owning, in the aggregate, 998,682 shares of the Company’s Class A common stock, pursuant to which such stockholders agreed, among other things, not to redeem or exercise any right to redeem such public shares in connection with the Extension Amendment. On February 5, 2024, the Company’s stockholders approved a proposal to extend the date by which the Company had to consummate a business combination from February 9, 2024 to November 9, 2024.

The Company estimated the aggregate fair value of the 339,565 Sponsor Shares attributable to the Non-Redeeming Stockholders to be $709,691 or $ 2.09 per share. Each Non-Redeeming Stockholder acquired from the Sponsor an indirect economic interest in the Sponsor Shares. The excess of the fair value of the Sponsor Shares was determined to be an offering cost in accordance with Staff Accounting Bulletin Topic 5A. Accordingly, in substance, it was recognized by the Company as a capital contribution by the Sponsor to induce these holders of the Class A shares not to redeem, with a corresponding charge to additional paid -in capital to recognize the fair value of the shares transferred as an offering cost.

In February 2025, the Company issued 860,435 shares of common stock, with no proceeds, to Mehana Capital LLC as incentive shares pursuant to the Non-Redemption Agreements.

Related Party Transactions of Legacy SBC and After the Business Combination

Material Contracts between SBC Medical Sub and MCs

Our wholly owned subsidiary, SBC Medical Group Co., Ltd., a Japanese corporation (“SBC Medical Sub”, or “SBC Japan”), is designated as a “medical service corporation” in Japan. In Japan, a medical service corporation is a legal entity that provides management services to “medical corporations”. The management services are conducted through franchisor-franchisee contracts and/or service contracts with the medical corporations and/or general incorporated associations that own and operate domestic franchisee treatment centers in Japan. Separately, we also enter into franchise arrangements with certain independently operated clinics in Japan, which differ in certain respects from our arrangements with the medical corporations. In addition, following the July 2025 acquisition of MB career lounge, Co., Ltd. (“MB career lounge”), a company providing comprehensive management supporting services for medical institutions in Japan, including medical professional recruiting and operational consulting, the Company, through MB career lounge, provides management and operational support services to Medical Corporation Misakikai and General Incorporated Association Miotokai, and the related revenues are included in the Company’s consolidated revenues.

The Company’s subsidiaries have entered into franchisor-franchisee contracts and service contracts (including business consignment agreements of the same nature) with seven medical corporations, consisting of Medical Corporation Shobikai, Medical Corporation Kowakai, Medical Corporation Nasukai, Medical Corporation Aikeikai, Medical Corporation Jukeikai, and Medical Corporation Ritz Cosmetic Surgery, as amended and restated effective as of April 2025, and Medical Corporation Association Furinkai, effective as of June 2025.

In addition, the Company has entered into service contracts since September 2023 with Medical Corporation Association Furinkai and Medical Corporation Association Junikai; and in July 2025 with Medical Corporation Misakikai and General Incorporated Association Miotokai, following the acquisition of MB career lounge Co., Ltd. (collectively with the seven franchisee medical corporations, the “Medical Corporations and/or General Incorporated Associations” or “MCs”).

24

All of the MCs are deemed to be related parties of the Company since relatives of the CEO of the Company are the members (or shain) of general meetings of members of the MCs. The CEO of the Company was previously a member of the six franchisee MCs until he ceased being a member in July 2023. The Company, through SBC Medical Sub, owns equity interests (or mochibun) of the six franchisee MCs. Although the Company, through SBC Medical Sub, has an equity interest to the rights to receive a distribution of residual assets in proportion to the amount of contribution in certain circumstances as provided in the Japanese Medical Care Act and the articles of incorporation of each of the six MCs, the Company or SBC Medical Sub does not have voting control over the corporate actions at general meetings of members (or shain) of the MCs per the requirements of the Japanese Medical Care Act and the MCs’ articles of incorporation. The Company does not hold equity interests (mochibun) in Medical Corporation Misakikai or General Incorporated Association Miotokai; the Company’s arrangements with these entities are based on service contracts. “Members (or shain) of a general meeting of members (or shain)” means constituent members of the general meeting of members (or shain) of a Japanese Medical Corporation. Each member (or shain) has one voting right. “General meeting of members (or shain)” means one of the organs of a Japanese Medical Corporation and the highest decision-making body of the Medical Corporation, the main duties of which include the election and dismissal of directors (or riji) and auditors (or kanji) of the Medical Corporation, and the approval of financial statements and statutory business reports of the Medical Corporation.

“Equity interest (or mochibun)” means the right to receive distribution of the residual assets of a Japanese Medical Corporation in proportion to the amount of contribution (Article 10.3.3.2 brackets of the Supplementary Provision of the Japanese Medical Care Act.). However, the procedures for an equity interest (or mochibun) holder to exercise and realize the right to receive distribution of the residual assets of the Medical Corporation is more complicated than that of a stock corporation due to the restrictions under the Medical Care Act.

Our primary mission is to provide quality comprehensive management services to the MCs and expand our “Shonan Beauty Clinic” brand. We plan to achieve the mission by maintaining and strengthening our market position and brand in the cosmetic medical treatment management market in Japan, Vietnam, Singapore, while pursuing growth opportunities in the United States through strategic investments and alliances, and by continuing to grow our presence globally. Accordingly, we have entered into franchise agreements and service contracts (including consulting and management service agreements) (collectively, the “Support Agreements”) with the MCs to define the scope of the management services that we provide to the MCs as well as the franchise operational provisions that the MCs must comply with. Separately, we have entered into partner doctor independence support program agreements with certain independent practitioners. The Support Agreements generally have one-year terms and are subject to renewal unless either party provides notice of non-renewal in accordance with the applicable agreement. We receive a portion of our overall compensation for providing management services with the following MCs:

●	Medical Corporation Shobikai: from September 29, 2017

●	Medical Corporation Kowakai: from September 29, 2017

●	Medical Corporation Nasukai: from September 29, 2017

●	Medical Corporation Aikeikai: from September 29, 2017

●	Medical Corporation Jukeikai: from February 21, 2020

●	Medical Corporation Ritz Cosmetic Surgery: from May 31, 2021

Effective as of April 1, 2025, the Company revised the fee structure to pursue a long-term growth strategy aimed at expanding and stabilizing the business foundation by creating an environment that can better facilitate the establishment of new clinics by MCs. This updated fee structure introduces a more tailored, performance-based approach to determining service fees for each clinic, based on several key criteria:

1.	Medical service category (facility type): The type of medical services provided by the clinic (for example, cosmetic medicine, dermatology, hair restoration (AGA) treatment, fertility treatment, insured medical care, or other specialized fields).

2.	Operational tenure: The length of time since the clinic’s opening (with newly established clinics in their first year of operation recognized in a dedicated category).

3.	Monthly revenue: The clinic’s revenue for the given month.

4.	Patient volume: The number of patients the clinic has served over the past year.

25

These factors collectively determine each clinic’s tier classification (e.g., as a small, medium, or large clinic), as defined in the updated service agreement’s appendix. Under this system, each clinic is assigned to an appropriate tier based on its profile, and a corresponding fixed monthly fee is applied according to the schedule set forth in the contract. Notably, clinics offering cosmetic medical services are categorized using a more granular tier system reflecting their scale, with tiers ranging from newly opened clinics in their first year up to “super-large” clinics. In contrast, clinics focusing on other types of medical services (such as dermatology, AGA hair restoration, fertility treatments, or dental and orthopedic care) are classified into the standard small, medium, or large clinic tiers. This tiered approach ensures that service fees are aligned with each clinic’s size and performance, supporting newer and smaller clinics as they grow while accommodating the higher capacities of larger established clinics. Following the acquisition of MB career lounge in July 2025, we entered into new service contracts for the first time with Medical Corporation Misakikai and General Incorporated Association Miotokai.

Material Contracts between the Company and MCs

The Company has entered into Support Agreements (franchise agreements and service contracts) and an SBC Operating Agreement with each of the MCs. Separately, the Company has entered into Partner Doctor Independence Support Program Agreements (“PDISPA”) with certain independent practitioners.

The term of the PDISPA is for a period of 5 years from September 1, 2021, to August 31, 2026. The PDISPA will be renewed under the same terms for successive one-year periods upon conclusion of the initial term unless either party requests in writing to terminate the PDISPA 6 months prior to the expiration date of the PDISPA. Pursuant to the PDISPA, the Company permits such independently operated clinics to use (i) the “Shonan Beauty Clinic” name and (ii) certain trade names associated with our clinic network, including those of Medical Corporation Shobikai, Medical Corporation Kowakai, Medical Corporation Nasukai, Medical Corporation Aikeikai, L’Ange Cosmetique Co., Ltd. and Shobikai Co., Ltd. (collectively, “SBC Medical”). The Company also grants such independently operated clinics the right to use the “SBC Medical Group” name, our know-how of clinic operation, trademarks, trade names, and to provide the treatments designated by the Company and conduct business activities as a partner of the SBC Medical Group under a unified brand image.

PDISPA does not charge a franchise fee or a deposit fee, instead the independently operated clinics are to pay fees to the Company, which are to be calculated as follows: total amount of sales at the clinic multiplied by 12% excluding consumption tax. If the total sales amount exceeds 100,000,000 yen per clinic, the maximum fee amount will be 10,000,000 yen. For the purposes of the PDISPA the total amount of sales means the amount of sales after discounting preferential tickets, and other campaigns and discounts.

SBC’s Operating Agreement

The Company previously entered into an SBC Operating Agreement (the “SBCOA”) with each of the MCs. The original term of the SBCOA was from April 1, 2023, to March 31, 2025, and the term was extended until March 31, 2026 (and thereafter, automatically extended for a year term pursuant to the revised fee structure). Pursuant to the SBCOA the Company agreed to provide the MCs with the following consulting services related to: (i) marketing related services for developing new clients (ii) aiming to ensure stable performance and increase customer satisfaction through the creation of repeat customers (iii) the establishment and operation of a system seeking to ensure medical safety (iv) securing attorneys and medical institutions to transport in the event of claims or medical accidents, (v) measures to improve employee satisfaction, and design of organizational chart and personnel evaluation system (vi) the selection of medical equipment and materials, (vii) the acquisition of properties for new medical facilities (trade area survey, area selection, lease agreement signing, etc.) (viii) various types of general skills training for healthcare facility employees (ix) specialized and advanced skills training in leadership, motivation, communication, etc., for chiefs, leaders, and other employees with subordinates (x) development of new type of medical facilities (xi) development of new treatment methods (xii) hiring employees with national certifications, professional skills, and interpersonal skills, such as doctors, nurses, and reception counselors (xiii) performance management, business analysis, and management decision making utilizing financial statements such as income statements, cash flow statements, and balance sheets (xiv) use of the likeness of the Company’s officers or employees on websites, commercials, and other advertising media and (xv) efficient operation methods that allow for more customer service during the same clinic hours.

26

Under the SBCOA in effect prior to April 2025, in exchange for the foregoing services, each MC is required to pay the Company 3,000,000 yen per month (excluding consumption tax) for each medical facility at which such MC provides medical services to its clients.

In light of the current challenging competitive environment, we are pursuing a long-term growth strategy aimed at expanding and stabilizing our business foundation by creating an environment that can better facilitate the establishment of new clinics by MCs. In line with this objective, effective April 1, 2025, we amended and renewed the SBCOA with each MC. Under the revised SBCOA, if neither party expresses an intention not to renew the agreement before the expiration of the effective period, the agreement will be renewed for successive one-year periods under the same terms and conditions.

The main revisions include:

1.	Revised Fee Structure

●	First-Year Fee Reduction for Newly Opened Clinics: Fees will be reduced during the first year of operation for newly established clinics, significantly reducing initial cost burdens at a stage when clinics have yet to fully establish their customer base.

●	Fees Based on Service Utilization from the Second Year Onward: Starting from the second year of operation, fees will be calculated based on the scale of services utilized and the operational size of each clinic.

2.	Changes to Provided Consulting Services Following the revision, consulting services provided by the Company to MCs will include:

●	Management consulting for medical corporations and facilities

●	Human resources and labor management services

●	Recruitment-related services

●	General administrative services

●	Information system management services

●	Customer relations services

●	Accounting, finance, and taxation services

●	Legal services

●	Clinic establishment and facilities management services

●	Infrastructure introduction, improvement, and operational support services related to insurance-covered medical treatments

Service Contracts

We entered into service contracts with Medical Corporation Association Furinkai (the service contract regarding operation on November 22, 2023 and the service contract regarding management consulting on November 25, 2023 respectively) and Medical Corporation Association Junikai (the service contract regarding operation and the service contract regarding management consulting both on November 16, 2023). On June 30, 2025, we entered into renewed business consignment agreements with Medical Corporation Association Furinkai and Medical Corporation Association Junikai, each effective as of June 1, 2025, which superseded the prior service contracts.

27

The scope of work (“SOW”) under the renewed agreements includes management consulting and operational support services (including, among others, marketing support, procurement support for medical equipment and materials, operational process support, human resources and recruitment-related support (for Junikai), and information system management services).

Business Consignment Agreement for Management Consulting and Operational Support Services to Medical Corporation Association Furinkai

The material terms of our renewed business consignment agreement with Medical Corporation Association Furinkai are as follows:

●	Signing Date:

○	June 30, 2025

●	management consulting and operational support services relating to the operation of medical facilities of Medical Corporation Association Furinkai, including:

○	marketing support for developing new clients;

○	selection and procurement support for medical equipment and medical materials;

○	measures to ensure stable performance and increase customer satisfaction through the creation of repeat customers;

○	planning and consulting for management and operational strategies;

○	renewal of existing treatment methods and development of new treatment methods and manuals, and support for implementation;

○	establishment and operation support for systems intended to help ensure medical safety;

○	support for the integration and improvement of accounting and management processes through the introduction of new accounting systems and related tools; and

○	information system management services, including advisory services relating to information security, IT networks, data centers and communication tools, account management, and business process automation support.

●	Effective Period

○	June 1, 2025 until May 31, 2026

○	If neither party expresses an intention not to renew the agreement before the expiration of the effective period, the agreement will be renewed for successive one (1) year periods under the same terms and conditions.

●	Fees Payable Under the Agreement

○	On June 30, 2025, we entered into two separate business consignment agreements with Medical Corporation Association Furinkai, both effective as of June 1, 2025. Under both agreements, the monthly service fee for the applicable month is payable for each medical facility and is determined based on the facility’s tier classification set forth in the applicable appendix, considering the length of time since the facility’s opening, the facility’s monthly revenue, and patient volume over the past year. The specific fee ranges are as follows:

28

●	For medical facilities that use the terms “Shonan Beauty” or “SBC” as part of their facility name (such as SBC Beauty Dermatology Clinics): The monthly service fee ranges from JPY 300,000 to JPY 6,230,000 per facility (excluding consumption tax).

●	For other medical facilities (excluding any medical facility that uses the terms “Shonan Beauty” or “SBC” as part of its facility name): The monthly service fee ranges from JPY 1,700,000 to JPY 5,800,000 per facility (excluding consumption tax).

Business Consignment Agreement for Management Consulting Services to Medical Corporation Association Junikai

The material terms of our renewed business consignment agreement for management consulting services to Medical Corporation Association Junikai are as follows:

●	Signing Date

○	June 30, 2025

●	management consulting and operational support services relating to the operation of medical facilities of Medical Corporation Association Junikai, including:

○	advisory services to strengthen branding and develop new clients;

○	selection and procurement support for medical equipment and medical materials;

○	renewal of existing treatment methods and development of new treatment methods and manuals, and support for implementation;

○	establishment and operation support for systems intended to help ensure medical safety;

○	planning and consulting for management and operational strategies;

○	support for the integration and improvement of accounting and management processes through the introduction of new accounting systems and related tools;

○	human resources and labor management support (including consultations on employment rules and internal policies and initiatives to improve employee engagement);

○	recruitment-related advisory and support (including strategic recruiting and support for retention and onboarding); and

○	information system management services, including advisory services relating to information security, IT networks, data centers and communication tools, account management, and business process automation support.

●	Effective Period

○	June 1, 2025 until May 31, 2026

○	if neither party expresses an intention not to renew the agreement before the expiration of the effective period, the agreement shall be renewed for another one (1) year under the same terms and conditions.

●	Fees Payable Under the Agreement

○	The monthly service fee for the applicable month is payable for each medical facility where Medical Corporation Association Junikai provides medical services, and is determined based on the facility’s tier classification set forth in the appendix, considering the length of time since the facility’s opening, the facility’s monthly revenue, and patient volume over the past year.

○	The monthly service fee ranges from JPY 450,000 to JPY 1,440,000 per facility (excluding consumption tax). Consumption tax is charged separately.

29

Summary of Related Parties and Transactions

The related parties that had material transactions for the years ended December 31, 2025 and 2024 consist of the following:

Name of Related Parties	Nature of Relationship as of December 31, 2025
Yoshiyuki Aikawa	Controlling shareholder, director and CEO of the Company
Medical Corporation Shobikai	The relatives of CEO of the Company being the Members of the MC
Medical Corporation Kowakai	The relatives of CEO of the Company being the Members of the MC
Medical Corporation Nasukai	The relatives of CEO of the Company being the Members of the MC
Medical Corporation Aikeikai	The relatives of CEO of the Company being the Members of the MC
Medical Corporation Jukeikai	The relatives of CEO of the Company being the Members of the MC
Medical Corporation Ritz Cosmetic Surgery	The relatives of CEO of the Company being the Members of the MC
Medical Corporation Association Furinkai	The relatives of CEO of the Company being the Members of the MC
Medical Corporation Association Junikai	The relatives of CEO of the Company being the Members of the MC
Medical Corporation Misakikai	The relatives of CEO of the Company being the Members of the MC
General Incorporated Association Miotokai	The relatives of CEO of the Company being the Members of the MC
Hariver Inc.	Controlled by the CEO of the Company
Skynet Academy Co., Ltd. *	Subsidiary of Hariver, Inc., a company controlled by the CEO of the Company
Japan Medical & Beauty Inc.	Controlled by the CEO of the Company
AI Med Inc.	The CEO of the Company is a principal shareholder of AI Med Inc.
Co-medical Co., Ltd.	The CEO of the Company is a principal shareholder of Co-medical Co., Ltd.
SBC Inc.	Controlled by the CEO of the Company
SBC Shonan Osteopathic Clinic Inc.	The CEO of the Company is a principal shareholder of SBC Shonan Osteopathic Clinic Inc.
General Incorporated Association SBC	The CEO of the Company being the Member of General Incorporated Association SBC
Public Interest Foundation SBC Medical Promotion Foundation	The relative of CEO of the Company being a Member of Public Interest Foundation SBC Medical Promotion Foundation
SBC Tokyo Medical University	The CEO of the Company is the chairman of SBC Tokyo Medical University
SBC Irvine MC	Significantly influenced by the Company
MEDIROM Healthcare Technologies Inc. (“MEDIROM”)	Fumitoshi Fujiwara, an independent director and Chairman of the Audit Committee of the Company, serves as a Director and Chief Financial Officer of MEDIROM, a company listed on Nasdaq.
SBC Kijimadaira Resort Inc. *	Previously a subsidiary of SBC Inc., a company controlled by the CEO of the Company; Merged with and into SBC Inc. on July 1, 2025, and corporate existence ceased.
General Incorporated Association Taiseikai	The relatives of CEO of the Company being the Members of General Incorporated Association Taiseikai
Waqoo, Inc.	Prior to December 19, 2025, the CEO of the Company was a principal shareholder of Waqoo, Inc. Since then, it has been a majority-owned subsidiary.

* Former subsidiaries of the Company that were disposed of to entities controlled by the CEO of the Company on December 23, 2024.

30

During the years ended December 31, 2025 and 2024, the transactions with related parties are as follows:

	For the Years Ended December 31,
Revenues, net	2025	2024
Medical Corporation Shobikai	$40,953,913	$53,862,520
Medical Corporation Kowakai	37,101,866	46,756,189
Medical Corporation Nasukai	39,559,694	46,355,437
Medical Corporation Aikeikai	13,519,257	17,997,072
Medical Corporation Jukeikai	4,140,162	5,666,907
Medical Corporation Ritz Cosmetic Surgery	4,353,503	7,435,446
Japan Medical & Beauty Inc.	40,514	39,620
Hariver Inc.	20,050	19,810
SBC Inc.	760	2,512
Public Interest Foundation SBC Medical Promotion Foundation	67	107
General Incorporated Association SBC	—	801
SBC Tokyo Medical University	93,068	45,286
SBC Shonan Osteopathic Clinic Inc.	3,884	56,740
Yoshiyuki Aikawa	39,781	98,445
AI Med Inc.	377	787
SBC Irvine MC	239,538	1,204,107
Medical Corporation Association Furinkai	11,092,065	11,708,183
Medical Corporation Association Junikai	7,272,431	3,923,228
General Incorporated Association Taiseikai	—	692
Skynet Academy Co., Ltd.	26,734	—
SBC Kijimadaira Resort Inc.	78	—
Medical Corporation Misakikai	373,152	—
General Incorporated Association Miotokai	30,076	—
Total	$158,860,970	$195,173,889

	For the Years Ended December 31,
Cost of revenues	2025	2024
Medical Corporation Nasukai	$79,424	$—
Medical Corporation Aikeikai	4,797	—
Japan Medical & Beauty Inc.	12,095,280	8,472,202
SBC Tokyo Medical University	364,552	—
SBC Kijimadaira Resort Inc.	78,285	—
SBC Inc.	734,398	—
Waqoo, Inc.	300,479	—
Co-medical Co., Ltd.	350	—
Total	$13,657,565	$8,472,202

31

	For the Years Ended December 31,
Selling, general and administrative expenses	2025	2024
Medical Corporation Shobikai	$598,483	$—
Medical Corporation Kowakai	8,244	—
Medical Corporation Nasukai	21,601	—
Medical Corporation Aikeikai	77,544	—
Medical Corporation Jukeikai	791	—
Medical Corporation Association Junikai	337	—
Medical Corporation Association Furinkai	429	—
SBC Inc.	7	—
General Incorporated Association SBC	19,859	—
Co-medical Co., Ltd.	1,166	—
Medical Corporation Association Misakikai	22,635	—
Total	$751,096	$—

	For the Years Ended December 31,
Other income	2025	2024
Medical Corporation Shobikai	$—	$999,350
Medical Corporation Kowakai	—	568,092
Medical Corporation Nasukai	—	764,809
Medical Corporation Aikeikai	—	316,352
Medical Corporation Jukeikai	—	24,474
Skynet Academy Co., Ltd.	3,069	—
Total	$3,069	$2,673,077

As of December 31, 2025 and 2024, the balances with related parties are as follows:

Accounts receivable	December 31, 2025	December 31, 2024
Medical Corporation Shobikai	$6,618,853	$5,091,430
Medical Corporation Nasukai	7,268,301	8,552,722
Medical Corporation Kowakai	6,930,382	7,742,251
Medical Corporation Aikeikai	2,938,667	3,071,378
Medical Corporation Jukeikai	920,649	993,944
Medical Corporation Association Furinkai	1,065,239	1,263,602
Medical Corporation Ritz Cosmetic Surgery	978,614	817,283
Medical Corporation Association Junikai	700,794	283,298
SBC Tokyo Medical University	5,614	536
AI Med Inc.	33	33
SBC Inc.	382	137
Public Interest Foundation SBC Medical Promotion Foundation	30	36
SBC Shonan Osteopathic Clinic Inc.	—	4
SBC Irvine MC	—	693,850
General Incorporated Association SBC	5,171	—
SBC Kijimadaira Resort Inc.	—	336,176
Medical Corporation Misakikai	73,734	—
General Incorporated Association Miotokai	5,267	—
Total	$27,511,730	$28,846,680

Short-term investments	December 31, 2025	December 31, 2024
MEDIROM Healthcare Technologies Inc.	$319,193	$—
Total	$319,193	$—

32

Finance lease receivables	December 31, 2025	December 31, 2024
Medical Corporation Shobikai	$4,830,319	$1,877,291
Medical Corporation Kowakai	5,586,393	2,490,705
Medical Corporation Nasukai	6,633,510	3,872,683
Medical Corporation Aikeikai	2,206,227	1,047,821
Medical Corporation Ritz Cosmetic Surgery	1,885,804	2,479,771
Medical Corporation Jukeikai	953,857	500,244
Medical Corporation Association Furinkai	1,432,106	1,891,412
Medical Corporation Association Junikai	3,033,529	197,452
SBC Shonan Osteopathic Clinic Inc.	17,123	32,788
Total	26,578,868	14,390,167
Less: current portion	(12,832,355)	(5,992,585)
Non-current portion	$13,746,513	$8,397,582

Due from related party, net	December 31, 2025	December 31, 2024
SBC Irvine MC	$2,762,999	$2,836,013
Less: allowance for credit loss	(2,762,999)	(2,836,013)
Total	$—	$—

Long-term investments in MCs	December 31, 2025	December 31, 2024
Medical Corporation Shobikai	$6,384	$6,378
Medical Corporation Kowakai	6,384	6,378
Medical Corporation Nasukai	6,384	6,378
Medical Corporation Aikeikai	6,384	6,378
Medical Corporation Jukeikai	6,866,219	6,859,913
Medical Corporation Ritz Cosmetic Surgery	10,945,538	10,935,485
Total	$17,837,293	$17,820,910

Accounts payable	December 31, 2025	December 31, 2024
Japan Medical & Beauty Inc.	$48,839	$659,044
Medical Corporation Shobikai	230,354	—
Medical Corporation Kowakai	101,565	—
Medical Corporation Nasukai	127,750	—
Medical Corporation Aikeikai	57,068	—
Medical Corporation Jukeikai	8,718	—
Medical Corporation Association Furinkai	11,674	—
Medical Corporation Ritz Cosmetic Surgery	10,462	—
General Incorporated Association SBC	536	—
SBC Tokyo Medical University	31,919	—
SBC Shonan Osteopathic Clinic Inc.	958	—
Medical Corporation Association Misakikai	21,620	—
Total	$651,463	$659,044

Advances from customers	December 31, 2025	December 31, 2024
Medical Corporation Shobikai	$1,712,820	$5,076,300
Medical Corporation Kowakai	1,145,776	1,801,034
Medical Corporation Nasukai	1,098,435	1,745,069
Medical Corporation Aikeikai	430,305	379,931
Medical Corporation Jukeikai	100,808	140,170
Medical Corporation Ritz Cosmetic Surgery	64,569	45,701
SBC Shonan Osteopathic Clinic Inc.	—	16,395
Medical Corporation Association Furinkai	370,797	940,007
Medical Corporation Association Junikai	433,711	1,594,926
Total	$5,357,221	$11,739,533

33

Notes payables	December 31, 2025	December 31, 2024
Medical Corporation Shobikai	$—	$4,653
Medical Corporation Kowakai	—	14,672
Medical Corporation Nasukai	—	8,827
Medical Corporation Aikeikai	—	2,236
Medical Corporation Ritz Cosmetic Surgery	—	1,201
Total	—	31,589
Less: current portion	—	(26,255)
Non-current portion	$—	$5,334

Due to related party	December 31, 2025	December 31, 2024
Yoshiyuki Aikawa	$2,692,673	$2,823,590
Total	$2,692,673	$2,823,590

	For the Years Ended December 31,
Allowance for credit loss movement	2025	2024
Beginning balance	$2,836,013	$3,238,209
Provision for credit loss	—	622,804
Reversal of credit loss	(73,014)	(1,025,000)
Ending balance	$2,762,999	$2,836,013

The balances of due to and due from related parties represent outstanding loans from and to related parties, respectively, as of December 31, 2025 and 2024. These loans are non-secured, interest-free and due on demand.

For the year ended December 31, 2025, the Company paid officer compensation of approximately JPY240 million ($1,604,028) to Yoshiko Aikawa, the CEO of the Company’s subsidiaries and mother of the Company’s CEO, and recorded it in selling, general and administrative expenses.

Waqoo

On January 1, 2024, the Company obtained 353,600 shares of common stock of Waqoo, Inc. (“Waqoo”), representing approximately 9.49% of Waqoo’s equity interest, through a share exchange agreement in connection with the disposal of a subsidiary, Cell Pro Japan Co., Ltd. (“Cell Pro Japan”). Waqoo is listed on the Tokyo Stock Exchange (Stock Code: 4937), and the CEO of the Company is a non-controlling shareholder with more than 10% of Waqoo’s equity interest.

On December 19, 2025, the Company acquired an additional 575,052 shares through a tender offer, at a price of JPY1,900 per share for a total consideration of JPY1.09 billion ($6.98 million), and 989,802 shares pursuant to a share transfer agreement with the Company’s CEO (an off-market transaction outside of the tender offer), at a price of JPY1,445 per share for a total consideration of JPY1.43 billion ($9.13 million). The Company’s ownership of Waqoo thereby increased to approximately 54.3%, and Waqoo and its subsidiary, Cell Pro Japan, became subsidiaries of the Company. The Company recorded a remeasurement gain of $815,328 on its previously held equity interest in Waqoo at the acquisition date fair value.

Disposal of SBC Kijimadaira Resort Inc. and Skynet Academy Co., Ltd.

On December 23, 2024, the Company disposed of its subsidiary, SBC Kijimadaira Resort Inc. (“Kijima”) to SBC Inc., a company controlled by the CEO of the Company, who is also the controlling shareholder of the Company, for a cash consideration of JPY 1. In connection with this transaction, Kijima’s existing loans of JPY826,000,000 ($5,268,227) from SBC Inc. were deemed effectively settled as a result of the disposal.

34

On December 23, 2024, the Company disposed of its subsidiary, Skynet Academy Co., Ltd. (“Skynet”), to Hariver Inc., a company controlled by the CEO of the Company, who is also the controlling shareholder of the Company, for a cash consideration of JPY70,000,000 ($446,460).

The consideration received in excess of the net book value of net assets disposed, totaling $1,473,571 for Kijima and Skynet, was included as a deemed contribution in connection with disposal of subsidiaries in the Company’s consolidated statements of changes in stockholders’ equity, including the derecognition of goodwill of $1,724,040. The disposal of Kijima and Skynet did not constitute a strategic shift that would have a major effect on the Company’s operations and financial results. As a result, the results of operations for Kijima and Skynet were not reported as discontinued operations.

Aircraft Sales

In June 2025, the Company entered into a memorandum of sale for an aircraft pursuant to the property sales agreement dated August 18, 2023 with General Incorporated Association SBC, an entity controlled by the CEO of the Company, who is also the controlling shareholder of the Company. The original sale price was increased by approximately $10.35 million, which was recorded as a deemed contribution in connection with price modification on disposal of property and equipment in the Company’s consolidated statements of changes in stockholders’ equity.

MEDIROM Notes

In December 2025, the Company purchased unsecured convertible bonds issued by MEDIROM of with a principal amount of JPY50,000,000 ($334,173 when purchased). The bonds bear interest at 2% per annum, mature on June 30, 2026 with an option for extension to December 25, 2026, at the issuer’s discretion, and are convertible into common shares of MEDIROM at a conversion price of JPY343 per common share, subject to customary adjustments upon the occurrence of certain events. The bonds were classified as available-for-sale debt securities and recorded as short-term investments - related parties.

Employment Agreements

Please see the description of the employment agreements between the Company and its executive officers under “Executive Compensation—Executive Employment Agreements.”

Indemnification Agreements

On September 17, 2024, the Company entered into indemnification agreements with each of its directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law (“DGCL”). The indemnification agreements will require the Company, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Registration Rights

In connection with the closing of the Business Combination, the Company entered into registration rights agreements, with certain investors, including with Dr. Aikawa, providing for the right to demand registrations, piggy-back registrations and shelf registrations. The registration rights agreements contain reciprocal provisions on indemnification and contribution as between the Company and each applicable investor party. Additionally, the Company will bear the expenses incurred in connection with the filing of any such registration statements. On April 19, 2026, the Company entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, Dr. Yoshiyuki Aikawa, the Company’s CEO and Chairman of the board of directors, as selling stockholder (the “Selling Stockholder”) and Maxim Group LLC, as representative of the several underwriters named in Schedule 1 thereto (the “Underwriters”), relating to an underwritten offering of 3,100,000 shares of the Company’s common stock pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-292451). The offering closed on April 21, 2026, and the closing in respect of the Underwriters’ 45-day option to purchase up to an additional 465,000 shares closed on April 28, 2026. The Company did not sell any Shares in the offering and did not receive any proceeds from the offering.

35

REPORT OF AUDIT COMMITTEE

The audit committee of the board of directors, which consists entirely of directors who meet the independence and experience requirements of Nasdaq, has furnished the following report:

The audit committee assists the board of directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the board of directors, which is available on our website at https://ir.sbc-holdings.com/board-committees/. This committee reviews and reassesses its charter annually and recommends any changes to the board of directors for approval. The audit committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of MaloneBailey, LLP, our independent registered public accounting firm. In fulfilling its responsibilities for the financial statements for fiscal year 2025, the audit committee took the following actions:

●	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with management and MaloneBailey, LLP;

●	Discussed with MaloneBailey, LLP the matters required to be discussed in accordance with applicable standards adopted by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and

●	Received written disclosures and the letter from MaloneBailey, LLP regarding its independence as required by applicable requirements of the PCAOB regarding MaloneBailey, LLP’s communications with the audit committee and the audit committee further discussed with MaloneBailey, LLP their independence. The audit committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the audit committee’s review of the audited financial statements and discussions with management and MaloneBailey, LLP, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.

Members of the Audit Committee

Fumitoshi Fujiwara

Ken Edahiro

Mike Sayama, Ph.D.

36

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Upon the recommendation of our nominating and corporate governance committee, our board of directors nominated four of our incumbent directors, Yoshiyuki Aikawa, Ken Edahiro, Fumitoshi Fujiwara and Yuya Yoshida for election at the 2026 annual meeting to serve until the 2027 annual meeting. Biographical information of each of the nominees is provided under “Management” elsewhere in this proxy statement.

Unless authority to vote for any of these nominees is withheld, the shares represented by a validly submitted proxy will be voted FOR the election of each director. In the event that any nominee becomes unable or unwilling to serve, the shares represented by a validly submitted proxy will be voted for the election of such other person as the board of directors may recommend in such nominee’s place unless withheld for any such departing nominee. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of votes cast is required to elect each nominee as a director.

There are no family relationships among the directors, director nominees and any executive officer.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF EACH DIRECTOR NAMED ABOVE, AND VALIDLY SUBMITTED PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

37

Proposal No. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed MaloneBailey, LLP, as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2026.

MaloneBailey, LLP served as the independent registered public accounting firm of Legacy SBC prior to the Business Combination for the fiscal years ending 2021, 2022 and 2023. In connection with the Business Combination, Marcum LLP (“Marcum”), Pono’s independent registered public accounting firm prior to the Business Combination, was informed that it would be dismissed on September 19, 2024 and replaced by MaloneBailey, LLP as the Company’s independent registered public accounting firm.

The audit report of Marcum on the financial statements of Pono, the Company’s legal predecessor, as of December 31, 2023 and 2022, and for the year ended December 31, 2023 and for the period from March 11, 2022 (inception) to December 31, 2022, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainties, audit scope, or accounting principles except for an explanatory paragraph in such report regarding substantial doubt about Pono’s ability to continue as a going concern.

During the period from March 11, 2022 (date of inception) through December 31, 2023, and the subsequent interim periods through June 30, 2024, there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make a reference in connection with their opinion to the subject matter of the disagreement or reportable events as defined in Item 304(a)(1)(v) of Regulation S-K (“Regulation S-K”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than a previously disclosed material weakness in Pono’s internal control over financial reporting identified by Pono, which resulted in the restatement of Pono’s financial statements for certain interim periods.

Most recently, in deciding to appoint MaloneBailey, LLP, the audit committee reviewed auditor independence issues and existing commercial relationships with MaloneBailey, LLP and concluded that MaloneBailey, LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2026.

The following table presents fees for professional audit services rendered by MaloneBailey, LLP for the audit of the Company’s financial statements for the fiscal years ended December 31, 2025 and December 31, 2024.

	2025	2024
Audit Fees(1)	$1,405,797	$1,531,727
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$1,405,797	$1,531,727

(1)	Audit fees consisted of fees billed for professional services rendered for the audit of our year-end financial statements and reviews of our quarterly interim financial statements filed with the SEC, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as consents and review of documents filed with the SEC, including certain 8-K filings.

38

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountant

Consistent with SEC policies regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the audit committee for approval.

1. Audit services include audit work with respect to the financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2. Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and include fees in the areas of tax compliance, tax planning, and tax advice.

4. Other Fees are those associated with services not captured in the other categories. We generally do not request such services from our independent registered public accounting firm.

Prior to engagement, the audit committee pre-approves these services by category of service. The fees are budgeted and the audit committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval before engaging our independent registered public accounting firm.

The audit committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting. Our audit committee pre-approved all of the services provided by our independent registered public accounting firms for the years ended December 31, 2025 and 2024.

In the event the stockholders do not ratify the appointment of MaloneBailey, LLP as our independent registered public accounting firm, the audit committee will reconsider its appointment.

The affirmative vote of a majority of the outstanding shares of common stock entitled to vote on this proposal is required to ratify the appointment of the independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF MALONEBAILEY, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND VALIDLY SUBMITTED PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

39

Proposal No. 3

AMENDMENT TO OUR CURRENT CHARTER TO eliminate the provision specifying that directors are elected by a plurality of the votes cast by stockholders

The Company’s stockholders are being asked to consider and vote on a proposal to adopt an amendment to our Current Charter to eliminate the provision specifying that directors are elected by a plurality of the votes cast by stockholders. The provision specifying the plurality vote for the election of directors appears in Section 7(c) of our Current Charter.

As part of the board of director’s ongoing review of the Company’s corporate governance practices, the board of directors has determined that it is in the best interests of the Company and its stockholders that a majority vote standard apply for director elections. Although the plurality voting standard is the default under the DGCL, many public companies have adopted so-called “majority voting” bylaws, which provide that, in any uncontested election, directors will be elected by a majority of the votes cast for or against their election. As a result of this amendment, directors will be elected in accordance with the provisions set forth in our bylaws. Our bylaws currently provide that directors will be elected by a majority of the votes cast except, in the case of a contested election, where directors are elected by a plurality of the votes cast. a “contested election” is generally defined as one in which we have received notice that a stockholder has nominated a person for election to our board of directors and the nomination has not been withdrawn ten days before we first mail notice of the meeting of stockholders at which directors are to be elected.

Accordingly, the Board has adopted and declared this proposal advisable.

The foregoing description of this Proposal 3 should be read in connection with the applicable provisions found in the proposed amendment and restatement of our Current Charter, which is attached as Appendix B to this proxy statement and is marked to show such proposed modifications, as well as additional proposed modifications to be voted on in Proposals Nos. 4 - 7.

The affirmative vote of a majority of our outstanding shares of common stock entitled to vote on this proposal is required to approve Proposal No. 3.

If Proposal 3 is approved, commencing with the election of directors occurring at our 2027 annual meeting of stockholders, the voting standard for the election set forth in our bylaws, which is currently the majority voting standard described above, will apply to elections of directions.

If adopted and implemented, the amendment in Proposal No. 3 would become effective upon the filing of an Amended and Restated Certificate of Incorporation (the “Restated Charter”) with the Secretary of State of the State of Delaware reflecting the changes adopted in this Proposal No. 3, along with all changes adopted by the Company’s stockholders in Proposals Nos. 4, 5, 6, and 7, which changes are also reflected in Annex B to this Proxy Statement. We expect to file the Restated Charter with the Delaware Secretary of State promptly following the annual meeting if one or more of Proposal Nos. 3 – 7 are approved by our stockholders. The approval by stockholders of any of Proposal Nos. 3 – 7 will constitute the approval of the filing of the Restated Charter containing the amendments corresponding to the Proposals so approved. If this Proposal No. 3 is not approved, the corresponding amendments reflected in Annex B will not be included in the Restated Charter. The description of the amendments in Proposal No. 3 is qualified in its entirety by reference to the text of the proposed revisions, which are set forth in Annex B to this Proxy Statement. Additions are indicated by underlining, and deletions are indicated by strikeouts. The adoption of the amendment in this Proposal No. 3 is not contingent on the approval of any other proposal described in this Proxy Statement. For the avoidance of doubt, notwithstanding stockholder approval of this Proposal No. 3, our Board will have discretion (i) as to whether to file one form of the Restated Charter containing all such changes to our Current Charter that are adopted by the stockholders at the annual meeting and (ii) to elect to abandon the amendments in this Proposal No. 3 prior to implementation, if it determines, in its sole discretion, that such amendments are no longer in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE AMENDMENT TO THE COMPANY’S CURRENT CHARTER TO ELIMINATE THE PROVISION SPECIFYING THAT DIRECTORS ARE ELECTED BY A PLURALITY OF THE VOTES CAST (ALONG WITH THE AMENDMENTS APPROVED PURSUANT TO PROPOSAL NOS. 4 – 7), AND VALIDLY SUBMITTED PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH AMENDMENT UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

40

Proposal No. 4

AMENDMENT TO OUR CURRENT CHARTER TO remove the provision stating that directors may be removed only for cause

The Company’s stockholders are being asked to consider and vote on a proposal to adopt an amendment to our Current Charter to eliminate the provision stating that directors may be removed only for cause. The provision stating that directors may be removed only for cause appears in Section 7(f) of our Current Charter. In general, under the DGCL, a director may be removed with or without cause unless the corporation’s board is divided into two or three classes of directors with staggered terms. In 2025, our board ceased to be classified; however, our Current Charter continues to state that directors may be removed only for cause. On February 11, 2026, a purported stockholder of the Company filed a class action complaint against the Company and members of its board of directors in the Court of Chancery of the State of Delaware, captioned Keith Jones v. SBC Medical Group Holdings Incorporated, et al, C.A. No. 2026-0193-PAF (Del. Ch.), seeking a declaratory judgment that the provision of the Current Charter stating that any director or the entire board of directors of the Company may be removed from office only for cause violates Section 141(k) of the DGCL and Delaware common law. The complaint seeks class certification, a declaration that the removal provision is voidable and invalid, an injunction preventing the Company and the director defendants from attempting to enforce the removal provision, an award of attorneys’ fees and costs, and other relief as the court may deem just and proper. The Company cannot reasonably estimate a range of loss for this action as of the date the unaudited consolidated financial statements are issued.

Accordingly, the Board has adopted and declared this proposal advisable.

The foregoing description of this Proposal 4 should be read in connection with the applicable provisions found in the proposed amendment and restatement of our Current Charter, which is attached as Appendix B and is marked to show such proposed modifications, as well as additional proposed modifications to be voted on in Proposal Nos. 3, 5, 6 and 7.

The affirmative vote of a majority of our outstanding shares of common stock entitled to vote on this proposal is required to approve Proposal No. 4.

If adopted and implemented, the amendment in Proposal No. 4 would become effective upon the filing of the Restated Charter with the Secretary of State of the State of Delaware reflecting the changes adopted in this Proposal No. 4, along with all changes adopted by the Company’s stockholders in Proposal Nos. 3, 5, 6 and 7. We expect to file the Restated Charter promptly following the annual meeting if one or more of Proposals Nos. 3 – 7 is approved by our stockholders. If this Proposal No. 4 is not approved, the corresponding amendments reflected in Annex B will not be implemented. The description of the amendments in Proposal No. 4 is qualified in its entirety by reference to the text of the proposed revisions, which are set forth in Annex B to this Proxy Statement. Additions are indicated by underlining, and deletions are indicated by strikeouts. The adoption of the amendment in this Proposal No. 4 is not contingent on the approval of any other proposal described in this Proxy Statement. For the avoidance of doubt, notwithstanding stockholder approval of this Proposal No. 4, our Board will have discretion (i) as to whether to file one form of Restated Charter containing all such changes to our Current Charter that are adopted by the stockholders at the annual meeting and (ii) to elect to abandon the amendments in this Proposal No. 4 prior to implementation, if it determines, in its sole discretion, that such amendments are no longer in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE AMENDMENT TO THE COMPANY’S CURRENT CHARTER TO eliminate the provision stating that directors may be removed ONLY FOR CAUSE (ALONG WITH THE AMENDMENTS APPROVED PURSUANT TO PROPOSAL NOS. 3, 5, 6 and 7), AND VALIDLY SUBMITTED PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH AMENDMENT UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

41

Proposal No. 5

AMENDMENT TO OUR CURRENT CHARTER TO opt out of Section 203 of the DGCL

The Company’s stockholders are being asked to consider and vote on a proposal to adopt an amendment to our Current Charter pursuant to which we will elect not to be governed by Section 203 of the DGCL, which is Delaware’s anti-takeover statute.  The Company’s election not to be governed by the provisions of Section 203 appears in Section 15 of the Restated Charter.

In general, Section 203 of the DGCL restricts certain “business combinations” (which generally includes mergers, asset sales and other transactions) between the corporation and its subsidiaries, on the one hand, and an “interested stockholder” (which is defined generally as a person that, together with the person’s affiliates and associates, owns 15% or more of the Company’s outstanding voting stock), on the other hand, for a period of three years following the date such person became an interested stockholder, unless (i) prior to the time such person became an interested stockholder, the board of directors either approved the business combination or the transaction by which the person became an interested stockholder, (ii) upon the consummation of a transaction that resulted in such person becoming an interested stockholder, such person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, or (iii) at or after the time the business combination with such interested person is approved by the board, it is approved by the vote of the holders of 66 2/3% of the outstanding voting stock not owned by such interested stockholder.

Section 203 applies by default to corporations with a class of stock listed on a national securities exchange and that have not validly adopted a provision in their certificate of incorporation electing not to be governed by Section 203.  Because SBC has a class of stock listed on a national securities exchange and has not opted out of the statute, it is currently governed by Section 203.

An amendment to our Current Charter containing a provision to “opt-out” of Section 203 will not become effective until 12 months after the amendment is filed with the Secretary of State of the State of Delaware.  By virtue of the effectiveness of such an “opt-out,” a person who is or becomes the owner of 15% or more of SBC’s voting stock could effect a business combination without waiting the three-year period to effect the transaction and without obtaining the increased stockholder vote otherwise required by Section 203 of the DGCL to effect the business combination.

Accordingly, the Board has adopted and declared this proposal advisable.

The foregoing description of this Proposal 5 should be read in connection with the applicable provisions found in the proposed amendment and restatement of our Current Charter, which is attached as Appendix B to this proxy statement and which is marked to show the addition of a “Section 203 opt-out” provision, as well as additional proposed modifications to be voted on in Proposals Nos. 3, 4, 6 and 7.

The affirmative vote of a majority of our outstanding shares of common stock entitled to vote on this proposal is required to approve Proposal No. 5.

If adopted and implemented, the amendment in Proposal No. 5 would become effective 12 months after the date and time at which the Restated Charter containing the amendment approved by this Proposal No. 5, along with all changes adopted by the Company’s stockholders in Proposals Nos. 3, 4, 6 and 7, is filed with the Secretary of State of the State of Delaware. We expect to file the Restated Charter with the Delaware Secretary of State promptly following the annual meeting if one or more of Proposal Nos. 3 – 7 is approved by our stockholders. If this Proposal 5 is not approved, the corresponding amendments reflected in Annex B will not be implemented. The description of the amendments in Proposal No. 5 is qualified in its entirety by reference to the text of the proposed revisions, which are set forth in Annex B to this Proxy Statement. Additions are indicated by underlining, and deletions are indicated by strikeouts. The adoption of the amendment in this Proposal No. 5 is not contingent on the approval of any other proposal described in this Proxy Statement. For the avoidance of doubt, notwithstanding stockholder approval of this Proposal No. 5, our Board will have discretion (i) as to whether to file one form of Restated Charter containing all such changes to our Current Charter that are adopted by the stockholders at the annual meeting and (ii) to elect to abandon the amendments in this Proposal No. 5 prior to implementation, if it determines, in its sole discretion, that such amendments are no longer in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE AMENDMENT TO THE COMPANY’S CURRENT CHARTER TO opt out of Section 203 of the DGCL (ALONG WITH THE AMENDMENTS APPROVED PURSUANT TO PROPOSAL NOS. 3, 4, 6 and 7), AND VALIDLY SUBMITTED PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH AMENDMENT UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

42

Proposal No. 6

AMENDMENT TO OUR CURRENT CHARTER TO PROVIDE FOR EXCULPATION OF OFFICERS

The Company’s stockholders are being asked to consider and vote on a proposal to adopt an amendment to our Current Charter to provide for exculpation of our officers from personal liability for monetary damages for breach of fiduciary duty to the fullest extent permitted by law. The amendment would alter the exculpation provision in our Current Charter that governs exculpation to clarify that such exculpation applies to our officers in addition to our directors and by providing that the exculpatory clause protection applies to the fullest extent permitted by law. The revised exculpation provision appears in Section 11 of the Restated Charter.

Section 102(b)(7) of the DGCL has long permitted a Delaware corporation to include a provision in its certificate of incorporation eliminating the personal liability of directors for breaches of fiduciary duties, subject to various exceptions. Because Section 102(b)(7) did not historically extend to officers, stockholder plaintiffs, to avoid dismissal of certain claims, have employed a tactic of bringing claims against officers that, if brought against directors, would have been dismissed due to the exculpatory provision.

To address inconsistent treatment between officers and directors and address rising litigation and insurance costs for shareholders, an amendment to Section 102(b)(7) was adopted, effective August 1, 2022, to permit a corporation’s certificate of incorporation to include a provision eliminating or limiting monetary liability for breach of fiduciary duty of the following officers in certain circumstances: (i) a company’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer; (ii) an individual identified in public filings as one of the most highly compensated officers of the company; and (iii) an individual who, by written agreement with the company, has consented to be identified as an officer for purposes of Delaware’s long-arm jurisdiction statute. Consistent with Section 102(b)(7) of the DGCL, the amendment contemplated by this Proposal No. 6 would permit exculpation of such officers only for monetary damages of breaches of the fiduciary duty of care in any direct claim. The DGCL does not permit exculpation of officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. The DGCL also does not permit exculpation of such officers from liability for claims brought by or in the right of the corporation, such as derivative claims, which preserves the Board’s right to pursue derivative claims against the officers of the Company as the Board deems proper and advisable.

The Board further believes that, beyond the legal merits of pursuing this amendment, aligning the protections available to the company’s officers with those currently available to its directors is necessary in order to attract and retain top talent and empower our officers to exercise their business judgment in furtherance of shareholder interests without the potential for distraction posed by the risk of personal liability. The nature of the role of the company’s officers often requires them to make decisions on crucial matters, frequently in response to time-sensitive opportunities and challenges, which can create substantial risk of lawsuits seeking to impose personal liability with the benefit of hindsight and regardless of merit. The amendment contemplated by this Proposal No. 6 could also reduce future litigation costs and indemnification expenses for the company associated with frivolous lawsuits, the costs of which are often borne by the company either directly through indemnification or indirectly through increased directors’ and officers’ insurance premiums.

Accordingly, the Board has adopted and declared this proposal advisable.

The foregoing description of this Proposal 6 should be read in connection with the applicable provisions found in the proposed amendment and restatement of our Current Charter, which is attached as Appendix B and is marked to show such proposed modifications, as well as additional proposed modifications to be voted on in Proposal Nos. 3, 4, 5 and 7.

The affirmative vote of a majority of our outstanding shares of common stock entitled to vote on this proposal is required to approve Proposal No. 6.

If adopted and implemented, the amendment in Proposal No. 6 would become effective upon the filing of the Restated Charter with the Secretary of State of the State of Delaware reflecting the changes adopted in this Proposal No. 6, along with all changes adopted by the Company’s stockholders in Proposal Nos. 3, 4, 5, and 7. We expect to file the Restated Charter promptly following the annual meeting if one or more of Proposals Nos. 3 – 7 is approved by our stockholders. If this Proposal No. 6 is not approved, the corresponding amendments reflected in Annex B will not be implemented. The description of the amendments in Proposal No. 6 is qualified in its entirety by reference to the text of the proposed revisions, which are set forth in Annex B to this Proxy Statement. Additions are indicated by underlining, and deletions are indicated by strikeouts. The adoption of the amendment in this Proposal No. 6 is not contingent on the approval of any other proposal described in this Proxy Statement. For the avoidance of doubt, notwithstanding stockholder approval of this Proposal No. 6, our Board will have discretion (i) as to whether to file one form of Restated Charter containing all such changes to our Current Charter that are adopted by the stockholders at the annual meeting and (ii) to elect to abandon the amendments in this Proposal No. 6 prior to implementation, if it determines, in its sole discretion, that such amendments are no longer in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE AMENDMENT TO THE COMPANY’S CURRENT CHARTER TO exculpate our officers FROM PERSONAL LIABILITY for breach of fiduciary duty TO THE FULLEST EXTENT PERMITTED BY LAW, (ALONG WITH THE AMENDMENTS APPROVED PURSUANT TO PROPOSAL NOS. 3 – 5 AND 7) AND VALIDLY SUBMITTED PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH AMENDMENT UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

43

Proposal No. 7

AMENDMENT OUR CURRENT CHARTER TO make other technical changes to our current charter

The Company’s stockholders are being asked to consider and vote on a proposal to adopt amendments to our Current Charter to make other technical changes that are intended to modernize and streamline our Current Charter.

The additional proposed amendments to the Current Charter are designed to clarify and confirm the operation of certain provisions, consistent with the DGCL and best practices, including by eliminating superfluous provisions that are adequately addressed by Delaware law and are customarily excluded from public company certificates of incorporation.  Among other things, the proposed amendments:

●	Eliminate the enumeration in our Current Charter of the specific powers and purposes of the Company in favor of a general statement that the Company is authorized to engage in any lawful act or activity for which corporations may be organized under the DGCL;
●	Eliminate the provision in the Current Charter stating that stockholders do not have preemptive rights, which is merely declarative of the default provisions of the DGCL applicable to the Company in the absence of a provision granting preemptive rights;
●	Revise the Current Charter to state expressly the total number of shares of all classes of capital stock that the Company has authority to issue;
●	Eliminate provisions stating the Board’s power to issue stock and options and rights to purchase stock, which powers are addressed in the DGCL;
●	Provide a broad and general statement of the board of directors’ power to create and issue one or more series of our preferred stock and to establish the rights, powers and preferences of any series of our preferred stock (and eliminate the provisions in our Current Charter illustrating the specific types of rights, powers and preferences that may be given to any series of our preferred stock);
●	Include a provision stating that, in the event of a liquidation, dissolution or winding up of the Company, after payment or provision for the debts and liabilities of the Company and subject to the rights, if any, of the holders of any outstanding shares of our preferred stock, the holders of our common stock will be entitled to receive the remaining assets of the Company available for distribution to stockholders ratably in proportion to the number of shares held by each holder of common stock;
●	Provide that holders of any series of our preferred stock will have only those voting rights expressly granted to them by our certificate of incorporation, subject to the requirements of applicable law;
●	Eliminate provisions stating that there shall be no cumulative voting, which is merely declarative of the provisions of the DGCL applicable to the Company in the absence of any provision granting cumulative voting rights;
●	Eliminate the provision specifying that, except as required by the DGCL or our certificate of incorporation (including any certificate of designation for any series of our preferred stock), (i) all shares of capital stock will vote together as a single class on all matters submitted to a vote of stockholders and (ii) the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the matter is required for the approval of the matter (as a result of this amendment, in accordance with the DGCL, except as provided in our certificate of incorporation or required by the DGCL, elections and matters submitted to a vote of stockholders will be determined in accordance with the voting standard set forth in our bylaws (or, if no voting standard is specified in our bylaws, in accordance with the DGCL));
●	Revise the provision opting out of the separate vote of the holders of a class of stock that the DGCL requires for any increase or decrease of the authorized shares of the class to make clear that any amendment increasing or decreasing the authorized number of shares of our common stock or preferred may be approved by the “requisite vote” of the holders of outstanding stock entitled to vote on the amendment rather than a “majority of the stock of the Company entitled to vote,” thereby making clear that the “majority of the votes cast” standard under the DGCL remains available for authorization of any amendment to increase or decrease the authorized shares of common stock or preferred stock;
●	Make clear that the number of directors elected by the separate vote of the holders of any series of our preferred stock is in addition to the total number of directors fixed by our board of directors and provide that, unless the certificate of incorporation otherwise provides, any director elected by the separate vote of the holders of one or more series of our preferred stock will cease to be qualified as a director (and will cease to be a director) once the holders of such series of our preferred stock are no longer entitled to elect the director;
●	Make clear that holders of any series of our preferred stock, when voting as a separate class, may act by consent in lieu of a meeting of stockholders unless our certificate of incorporation otherwise provides;
●	Eliminate provisions relating to the exercise of specific powers of our board of directors, including the provision specifying that the board of directors, by a resolution passed by a majority of the whole board, may designate one or more committees of the board consisting of two or more directors, relying instead on the general statement that, except as provided by our certificate of incorporation or applicable law, our business and affairs will be managed by or under the direction of our board of directors;
●	In light of recent amendments to Section 144 of the DGCL, eliminate the provision relating to contracts or transactions between the Company and one or more of its directors (or the Company and any entity in which one or more of its directors has an interest) that tracked the language of Section 144 as in effect before its amendment;
●	Eliminate superfluous provisions relating to the location of stockholders’ meetings and the limitation of liability of stockholders for corporate debts;
●	Eliminate provision stating that the Company’s existence will be perpetual, which is the case in the absence of any express provision;

44

●	Provide that the mandatory rights to indemnification and advancement of expenses apply to any person who is or was a director or officer of the Company and any person who, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise;
●	Make clear that the rights to indemnification and advancement of expenses given to “officers” apply only to the persons expressly designated as officers, and not to any non-officer employee who has a title that could be alleged to confer officer status;
●	Revise the provision by which we renounce certain corporate opportunities to make clear that the provisions renouncing corporate opportunities do not eliminate any fiduciary duties that a person otherwise owes; and
●	Make other technical conforming and clarifying changes.

Accordingly, the Board has adopted and declared this proposal advisable.

The foregoing description of this Proposal 7 should be read in connection with the applicable provisions found in the proposed amendment and restatement of our Current Charter, which is attached as Appendix B to this proxy statement (which applicable provisions include, for the avoidance of doubt, all such provisions provided in Appendix B which do not correspond or relate to the proposed amendments described by any other proposal in this Proxy Statement), which is marked to show the proposed modifications to modernize the Current Charter, along with additional proposed modifications to the Current Charter to be voted on in Proposals Nos. 3, 4, 5 and 6.

The affirmative vote of a majority of voting power of our outstanding shares of common stock entitled to vote on this proposal is required to approve Proposal No. 7.

If adopted and implemented, the amendments adopted in this Proposal No. 7 would become effective upon the filing of the Restated Charter with the Secretary of State of the State of Delaware reflecting the changes adopted in this Proposal No. 7, along with all changes adopted by the Company’s stockholders in Proposals Nos. 3, 4, 5 and 6. We expect to file the Restated Charter with the Delaware Secretary of State promptly following the annual meeting if one or more of Proposal Nos. 3 – 7 is approved by our stockholders. If this Proposal No. 7 is not approved, the corresponding amendments in Annex B will not be implemented. The description of the amendments in Proposal No. 7 is qualified in its entirety by reference to the text of the proposed revisions, which are set forth in Annex B to this Proxy Statement. Additions are indicated by underlining, and deletions are indicated by strikeouts. The adoption of the amendments in this Proposal No. 7 are not contingent on the approval of any other proposal described in this Proxy Statement. For the avoidance of doubt, notwithstanding stockholder adoption of this Proposal No. 7, our Board will have discretion (i) as to whether to file one form of Restated Charter containing all such changes to our Current Charter that are adopted by the stockholders at the annual meeting and (ii) to elect to abandon the amendments in this Proposal No. 7 prior to implementation, if it determines, in its sole discretion, that such amendments are no longer in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF OTHER TECHNICAL AMENDMENTS TO OUR CURRENT CHARTER (ALONG WITH THE AMENDMENTS ADOPTED PURSUANT TO PROPOSAL NOS. 3 – 6), AND VALIDLY SUBMITTED PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH AMENDMENT UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

45

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2027 annual meeting of stockholders, we must receive stockholder proposals (other than for director nominations) no later than [●], 2026 (120 days prior to the date that is one year from this year’s mailing date). Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

Additionally, to be considered for presentation at the 2027 annual meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than March 10, 2027 (Pacific Time) (120 days prior to the date that is one year from this year’s meeting date) and no later than April 9, 2027 (Pacific Time) (90 days prior to the date that is one year from this year’s meeting date). In addition to satisfying the foregoing advance notice requirements, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must follow the requirements set forth in Rule 14a-19 as promulgated under the Exchange Act. Rule 14a-19 shall not extend any deadline set forth under the Bylaws.

Proposals that are not received in a timely manner or in accordance with applicable law will not be voted on at the 2027 annual meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC.

All stockholder proposals should be marked for the attention of Corporate Secretary, SBC Medical Group, SBC Medical Group Holdings Incorporated, 200 Spectrum Center Drive, Suite 300, Irvine, CA 92618.

A nomination or notice of a proposal must include all of the information specified in our Bylaws.

OTHER MATTERS

Our board of directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

By Order of the Board of Directors,

Taiki Sakaguchi

Corporate Secretary

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (https://ir.sbc-holdings.com/). Copies of our Annual Report on Form 10-K for the year ended December 31, 2025, including financial statements thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:

Corporate Secretary, SBC Medical Group Holdings Incorporated

200 Spectrum Center Drive, Suite 300
Irvine, CA 92618

46

Appendix A - Form of Proxy Card

PRELIMINARY PROXY CARD, SUBJECT TO COMPLETION, DATED MAY 15, 2026

SBC
Medical Group Holdings, Inc.

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on July 7, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow on this proxy card available and follow the instructions. There will be no physical location at which stockholders may attend the meeting.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on July 7, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T00655-P54236 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SBC MEDICAL GROUP HOLDINGS INCORPORATED

The Board of Directors recommends that you vote FOR the election of all nominees listed:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Yoshiyuki Aikawa
02) Yuya Yoshida
03) Ken Edahiro
04) Fumitoshi Fujiwara

The Board of Directors recommends that you vote FOR proposals 2, 3, 4, 5, 6 and 7:

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

A-1

T00656-P54236

SBC MEDICAL GROUP HOLDINGS INCORPORATED
Annual Meeting of Stockholders
July 9, 2026 9:00 a.m. (JST)/July 8, 2026 8:00 p.m. (ET)
This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Dr. Yoshiyuki Aikawa, Yuya Yoshida and Kotaro Okamoto, or each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SBC MEDICAL GROUP HOLDINGS INCORPORATED that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on July 9, 2026 9:00 a.m. (JST)/July 8, 2026 8:00 p.m. (ET), virtually at www.virtualshareholdermeeting.com/SBC2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations and in the discretion of the proxies with respect to such other matters as may properly come before the Annual Meeting.

Continued and to be signed on reverse side

A-2

Appendix B – Amended and Restated Charter

AMENDED AND RESTATED

~~FIFTH AMENDED AND RESTATED~~
CERTIFICATE OF INCORPORATION

OF

SBC MEDICAL GROUP HOLDINGS INCORPORATED

SBC Medical Group Holdings Incorporated (the “Corporation”), a corporation organized and existing under the Delaware General Corporation Law, hereby certifies as follows:

FIRST: The name of the corporation is SBC Medical Group Holdings Incorporated.

SECOND: The date of filing of the original Certificate of Incorporation of the Corporation, under the original entity name PONO CAPITAL TWO, INC., with the Secretary of State of the State of Delaware is March 11, 2022 ~~(the “Original Certificate”)~~.

~~THIRD: The Original Certificate was amended and restated in its entirety by the Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on May 17, 2022 (the “Amended and Restated Certificate”).~~

~~FOURTH: The Amended and Restated Certificate was amended and restated in its entirety by the Second Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on August 2, 2022 (the “Second Amended and Restated Certificate”).~~

~~FIFTH: The Second Amended and Restated Certificate was amended and restated in its entirety by the Third Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on August 5, 2022 (the “Third Amended and Restated Certificate”).~~

~~SIXTH: The Third Amended and Restated Certificate was amended by the Amendment to the Third Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on May 8, 2023.~~

~~SEVENTH: The Third Amended and Restated Certificate was amended and restated by the Fourth Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on September 17, 2024 (the “Current Certificate”).~~

~~This Fifth Amended and Restated Certificate of Incorporation amends and restates the Current Certificate in its entirety.~~

~~EIGHTH~~THIRD: This ~~Fifth~~ Amended and Restated Certificate of Incorporation has been duly approved and adopted by the ~~B~~board of ~~D~~directors of the Corporation ~~on May 12, 2025~~ and adopted by the stockholders of the Corporation ~~on June 13, 2025,~~ in accordance with the provisions of Sections ~~141, 222,~~ 242 and 245 of the General Corporation Law of the State of Delaware.

~~NINTH: the Current Certificate~~FOURTH: The certificate of incorporation of the Corporation as heretofore in effect is hereby amended and restated to read in its entirety ~~to provide~~ as follows:

Section 1. Name. The name of the corporation is SBC Medical Group Holdings Incorporated (the “Corporation”).

B-1

Section 2. Registered Office and Agent. The name and address of the registered agent of the Corporation in the State of Delaware is Corporate Creations Network Inc., 1521 Concord Pike, Suite 201, Wilmington, DE 19803, New Castle County~~, or such other agent and address as the Board of Directors of the Corporation (the “Board”) shall from time to time select~~.

Section 3. Purpose and Business. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Delaware General Corporation Law (the “DGCL”)~~, including, but not limited to the following:~~.

~~(a)~~	~~The Corporation may at any time exercise such rights, privileges, and powers, when not inconsistent with the purposes and object for which this Corporation is organized.~~
~~(b)~~	~~The Corporation shall have the power to have succession by its corporate name in perpetuity, or until dissolved and its affairs wound up according to law.~~

~~(c)~~	~~The Corporation shall have the power to sue and be sued in any court of law or equity.~~
~~(d)~~	~~The Corporation shall have the power to make contracts.~~
~~(e)~~	~~The Corporation shall have the power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Delaware, or in any other state, territory or country.~~
~~(f)~~	~~The Corporation shall have the power to appoint such officers and agents as the affairs of the Corporation shall require and allow them suitable compensation.~~
~~(g)~~	~~The Corporation shall have the power to make bylaws not inconsistent with the constitution or laws of the United States, or of the State of Delaware, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business and the calling and holding of meetings of stockholders.~~
~~(h)~~	~~The Corporation shall have the power to wind up and dissolve itself, or be wound up or dissolved.~~
~~(i)~~	~~The Corporation shall have the power to adopt and use a common seal or stamp, or to not use such seal or stamp and if one is used, to alter the same. The use of a seal or stamp by the Corporation on any corporate documents is not necessary. The Corporation may use a seal or stamp, if it desires, but such use or non-use shall not in any way affect the legality of the document.~~
~~(j)~~	~~The Corporation shall have the power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures and other obligations and evidence of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for another lawful object.~~
~~(k)~~	~~The Corporation shall have the power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidence in indebtedness created by any other corporation or corporations in the State of Delaware, or any other state or government and, while the owner of such stock, bonds, securities or evidence of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.~~

B-2

~~(l)~~	~~The Corporation shall have the power to purchase, hold, sell and transfer shares of its own capital stock and use therefore its capital, capital surplus, surplus or other property or fund.~~
~~(m)~~	~~The Corporation shall have the power to conduct business, have one or more offices and hold, purchase, mortgage and convey real and personal property in the State of Delaware and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia and in any foreign country.~~
~~(n)~~	~~The Corporation shall have the power to do all and everything necessary and proper for the accomplishment of the objects enumerated in this Fifth Amended and Restated Certificate of Incorporation (this “Fifth Amended Certificate”), or any amendments thereof, or necessary or incidental to the protection and benefit of the Corporation and, in general, to carry on any lawful business necessary or incidental to the attainment of the purposes of the Corporation, whether or not such business is similar in nature to the purposes set forth in this Fifth Amended Certificate, or any amendment thereof.~~
~~(o)~~	~~The Corporation shall have the power to make donations for the public welfare or for charitable, scientific or educational purposes.~~
~~(p)~~	~~The Corporation shall have the power to enter partnerships, general or limited, or joint ventures, in connection with any lawful activities.~~

Section 4. Capital Stock.

(a) Classes and Number of Shares. The total number of shares of all classes of stock~~, which~~ that the Corporation shall have authority to issue shall be Four Hundred Twenty Million (420,000,000), which shall be divided into two classes, consisting of (i) Four Hundred Million (400,000,000) shares of common stock, par value of $0.0001 per share (the “Common Stock”) and (ii) Twenty Million (20,000,000) shares of preferred stock, par value of $0.0001 per share (the “Preferred Stock”).

(b) ~~Powers and Rights of~~  Common Stock.

~~(i)~~	~~Preemptive Right. No shareholders of the Corporation holding Common Stock shall have any preemptive or other right to subscribe for any additional unissued or treasury shares of stock or for other securities of any class, or for rights, warrants or options to purchase stock, or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges unless so authorized by the Corporation.~~

(~~ii~~i) Voting Rights and Powers. ~~With respect to all~~ Except as otherwise expressly provided by this Amended and Restated Certificate of Incorporation (as the same may be amended and/or restated from time to time, the “Restated Certificate”) or by applicable law, each holder of Common Stock, as such, shall be entitled to one vote on each matter~~s upon~~on which stockholders are entitled to vote (or to ~~which stockholders are entitled to give consent, the holders of the outstanding shares of the Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy~~express consent in lieu of a meeting) for each share of the Common Stock standing in ~~his/her~~such stockholder’s name.

~~(iii)~~	~~Dividends and Distributions.~~

(~~A) Cash~~ii) Dividends. Subject to the rights of holders of any outstanding series of Preferred Stock, holders of Common Stock shall be entitled to receive such ~~cash~~ dividends as may be declared thereon by the Board (as defined below) from time to time out of assets or funds of the Corporation legally available therefor~~e; and~~.

B-3

(iii) Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the right, if any, of the holders of any outstanding series of Preferred Stock, the holders of all outstanding shares of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by each such stockholder.

~~(B)~~	~~Other Dividends and Distributions. The Board may issue shares of the Common Stock in the form of a distribution or distributions pursuant to a stock dividend or split-up of the shares of the Common Stock.~~
~~(iv)~~	~~Other Rights. Except as otherwise required by the DGCL and as may otherwise be provided in this Fifth Amended Certificate, each share of the Common Stock shall have identical powers, preferences and rights, including rights in liquidation.~~

(c) ~~Classes of~~  Preferred Stock. ~~The powers, preferences, rights, qualifications, limitations and restrictions pertaining to the Preferred Stock, or any series thereof, shall be such as may be fixed, from time to time, by the Board in its sole discretion, authority to do so being hereby expressly vested in the Board. The authority of the Board with respect to each such series of Preferred Stock will include, without limiting the generality of the foregoing, the determination of any or all of the following:~~

~~(i)~~	~~The number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;~~
~~(ii)~~	~~the voting powers, if any, of the shares of such series and whether such voting powers are full or limited;~~
~~(iii)~~	~~the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;~~
~~(iv)~~	~~whether dividends, if any, will be cumulative or noncumulative, the dividend rate or rates of such series and the dates and preferences of dividends on such series;~~
~~(v)~~	~~the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;~~
~~(vi)~~	~~the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation or other entity, and the rates or other determinants of conversion or exchange applicable thereto;~~
~~(vii)~~	~~the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity;~~
~~(viii)~~	~~the provisions, if any, of a sinking fund applicable to such series; and~~

(~~ix~~i) ~~any other~~ The Board is hereby expressly authorized, by resolution or resolutions, at any time and from time to time, to provide, out of the authorized but unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the powers, preferences and relative, participating, optional or other ~~powers, preferences or~~special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series~~.(d) Issuance of the Common Stock and the Preferred Stock. The Board may from time to time authorize by resolution the issuance of any or all shares of the Common Stock and the Preferred Stock herein authorized in accordance with the terms and conditions set forth in this Fifth Amended Certificate for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration and in the case of the Preferred Stock, in one or more series, all as the Board in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law. The Board, from time to time, also may authorize, by resolution, options, warrants and other rights convertible into Common or Preferred stock (collectively “securities”). The securities must be issued for such consideration, including cash, property, or services, as the Board may deem appropriate, subject to the requirement that the value of such consideration be no less than the par value of the shares issued. Any shares issued for which the consideration so fixed has been paid or delivered shall be fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon, provided that the actual value of such consideration is not less that the par value of the shares so issued. The Board may issue shares of the Common Stock in the form of a distribution or distributions pursuant to a stock dividend or split-up of the shares of the Common Stock only to the then holders of the~~  and to cause to be filed with the Secretary of State of the State of Delaware a certificate of designation with respect thereto. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding ~~shares of the Common Stock~~.

B-4

(ii) Except as otherwise required by law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Restated Certificate.

~~(e)~~	~~Cumulative Voting. Except as otherwise required by applicable law, there shall be no cumulative voting on any matter brought to a vote of stockholders of the Corporation.~~
~~(f)~~	~~One Class. Except as otherwise required by the DGCL, this Fifth Amended Certificate, or any designation for a class of Preferred Stock (which may provide that an alternate vote is required), (i) all shares of capital stock of the Corporation shall vote together as one class on all matters submitted to a vote of the shareholders of the Corporation; and (ii) the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the applicable matter shall be required for approval of such matter.~~

(~~g~~d) Section 242(b)(2) Election. ~~For the avoidance of doubt, the intent of Section 4(f) is, and the operation of Section 4(f) shall be, that, without limitation, (i) the~~Except as otherwise provided in this Certificate of Incorporation, the number of authorized shares of Common Stock~~, may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote irrespective of Section 242(b)(2) of the DGCL, with no vote of any holders of a particular class of stock, voting as a separate class, being required; and (ii) unless otherwise set forth in a certificate of designations for the applicable class of Preferred Stock, the number of authorized shares of any class of~~ or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the ~~affirmative~~requisite vote of the stockholders entitled to vote thereon, without a separate class vote of the holders of ~~a majority of the stock of the Corporation entitled to vote irrespective~~the Common Stock or the Preferred Stock, irrespective of the provisions of Section 242(b)(2) of the DGCL~~, with no vote of any holders of a particular class of stock, voting as a separate class, being required~~.

Section 5. Adoption, Amendment and Repeal of Bylaws. In the furtherance and not in limitation of the powers conferred by statute ~~and subject to Section 6~~, the Board is expressly authorized to adopt, repeal, rescind, alter or amend in any respect the bylaws of the Corporation (as the same may be amended and/or restated from time to time, the “Bylaws”).

Section 6. Shareholder Amendment of Bylaws. ~~Notwithstanding Section 5, the~~The Bylaws may also be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, ~~but only~~provided that the adoption, repeal, rescission, alteration or amendment of the Bylaws by the stockholders must be approved by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of voting stock, ~~regardless of class and~~ voting together as a single voting class.

Section 7. Board of Directors.

(a) ~~The~~ Except as otherwise provided by this Restated Certificate or applicable law, the business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors of the Corporation (the “Board”).

(b) The total number of directors ~~of~~constituting the ~~Corporation~~Board, other than those who may be elected by the holders of one or more series of the Preferred Stock voting as a separate~~ly by~~series or together as a class ~~or~~with one or more other series, shall be fixed from time to time exclusively by the Board ~~pursuant to a resolution adopted by a majority of the Board~~.

(c) Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, directors shall be elected at each annual meeting of stockholders. Each director shall serve from the date of his or her election or appointment and until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, subject to his or her earlier death, resignation or removal.

~~(c)~~	~~The term of office of all directors serving as of the effective date of this Certificate of Incorporation shall expire at the 2026 annual meeting of stockholders of the Corporation. At each succeeding annual meeting of the stockholders of the Corporation, each of the successors elected to replace the class of directors whose term expires at that annual meeting shall be elected for a one-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. Subject to Section 7(g), a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.~~

B-5

(d) Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot. ~~The holders of shares of Common Stock shall not have cumulative voting rights with regard to election of directors.~~

(e) Subject to ~~Section 7(g)~~the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, newly created directorships resulting from an increase in the total number of directors constituting the Board, and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause, may be filled solely and exclusively by a majority ~~vote~~ of the ~~remaining~~ directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office until the annual meeting for the year in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

~~(f)~~	~~Subject to Section 7(g) and except as otherwise provided for by this Fifth Amended Certificate, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then issued and outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.~~

(~~g~~f) Notwithstanding any other provision of this Section 7, and except as otherwise required by law, whenever the holders of one or more outstanding series of the Preferred Stock shall have the right, voting as a separate series or separately ~~by~~as a class ~~or~~with one or more other such series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock ~~as set forth in this Amended and Restated Certificate (including any Preferred Stock Designation).~~. Notwithstanding Section 7(b), the number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to Section 7.1(b) hereof, and the total number of directors constituting the Board shall be automatically adjusted accordingly. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the terms of such series, the terms of office of all such additional directors elected by the holders of such series, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case, each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total number of directors constituting the Board shall automatically be reduced accordingly.

~~(h)~~	~~A quorum for the transaction of business by the directors shall be set forth in the Bylaws.~~

~~Section 8. Powers of Board.~~

~~(a)~~	~~In furtherance and not in limitation of the powers conferred by the laws of the DGCL, the Board is expressly authorized and empowered:~~
~~(i)~~	~~To make, alter, amend, and repeal the Bylaws;~~
~~(ii)~~	~~Subject to the applicable provisions of the Bylaws then in effect, to determine, from time to time, whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to stockholder inspection, provided that no stockholder shall have any right to inspect any of the accounts, books or documents of the Corporation, except as permitted by law, unless and until authorized to do so by resolution of the Board or of the stockholders of the Corporation;~~

B-6

~~(iii)~~	~~To authorize and issue, without stockholder consent, obligations of the Corporation, secured and unsecured, under such terms and conditions as the Board, in its sole discretion, may determine, and to pledge or mortgage, as security therefore, any real or personal property of the Corporation, including after-acquired property;~~
~~(iv)~~	~~To determine whether any and, if so, what part of the earned surplus of the Corporation shall be paid in dividends to the stockholders, and to direct and determine other use and disposition of any such earned surplus;~~
~~(v)~~	~~To fix, from time to time, the amount of the profits of the Corporation to be reserved as working capital or for any other lawful purpose;~~
~~(vi)~~	~~To establish bonus, profit-sharing, stock option, or other types of incentive compensation plans for the employees, including officers and directors, of the Corporation, and to fix the amount of profits to be shared or distributed, and to determine the persons to participate in any such plans and the amount of their respective participations;~~
~~(vii)~~	~~to designate, by resolution or resolutions passed by a majority of the whole Board, one or more committees, each consisting of two or more directors, which, to the extent permitted by law and authorized by the resolution or the Bylaws, shall have and may exercise the powers of the Board; and~~
~~(viii)~~	~~To provide for the reasonable compensation of its own members by Bylaw, and to fix the terms and conditions upon which such compensation will be paid.~~
~~(b)~~	~~In addition to the powers and authority hereinbefore, or by statute, expressly conferred upon it, the Board may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Fifth Amended Certificate, and of the Bylaws of the Corporation.~~

~~Section 9. Interested Directors. No contract or transaction between this Corporation and any of its directors, or between this Corporation and any other corporation, firm, association, or other legal entity shall be invalidated by reason of the fact that the director of the Corporation has a direct or indirect interest, pecuniary or otherwise, in such corporation, firm, association, or legal entity, or because the interested director was present at the meeting of the Board which acted upon or in reference to such contract or transaction, or because he participated in such action, provided that: (1) the interest of each such director shall have been disclosed to or known by the Board and a disinterested majority of the Board shall have, nonetheless, ratified and approved such contract or transaction (such interested director or directors may be counted in determining whether a quorum is present for the meeting at which such ratification or approval is given); or (2) the conditions of DGCL Title 8, Section 144 are met.~~

Section ~~10~~8. Stockholder Action. Any action required or permitted to be taken by the stockholders of the Corporation must be effect~~iv~~ed at a duly called ~~annual meeting or at a special~~ meeting of stockholders of the Corporation, unless ~~such action requiring or permitting~~the Board determines to direct that any action be submitted to stockholders ~~approval is approved by a majority of the directors~~for their consent in lieu of a meeting, in which case, such action may be ~~authorized or taken by the written consent of~~taken by consent in lieu of a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding shares of ~~voting~~the relevant class or classes or series of stock having not less than the minimum ~~voting power~~number of votes that would be necessary to authorize or take such action at a meeting ~~of stockholders~~ at which all shares entitled to vote thereon were present and voted~~, provided all other requirements of applicable law and this Fifth Amended Certificate have been satisfied.~~ and shall be delivered to the Corporation in accordance with applicable law. Notwithstanding the foregoing, unless otherwise provided by the terms of any certificate of designation relating to one or more series of Preferred Stock, any action required or permitted to be taken by the holders of such series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken by consent in lieu of a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding shares of such series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with applicable law.

B-7

Section ~~11~~9. Special Stockholder Meetings. Subject to the rights of the holders of one or more outstanding series of Preferred Stock, ~~S~~special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by ~~a majority of~~ the Board~~. Special meetings~~ and may not be called by any other person or persons. ~~Each special meeting shall be held at such date and time as is requested by Board, within the limits fixed by law.~~

~~Section 12. Location of Stockholder Meetings. Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision of the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws.~~

~~Section 13. Private Property of Stockholders. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever and the stockholders shall not be personally liable for the payment of the Corporation’s debts.~~

Section ~~14~~10. Amendments. The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in this ~~Fifth Amended~~Restated Certificate in the manner now or hereafter prescribed by applicable law and all rights conferred on stockholders herein granted subject to this reservation.

~~Section 15. Term of Existence. The Corporation is to have perpetual existence.~~

Section ~~16~~11. Liability of Directors~~. No~~ and Officers. To the fullest extent permitted by law, no director or officer of this Corporation shall have personal liability to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or ~~officers involving any act or omission of any such director or officer. The foregoing provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable sections of the DGCL, (iv) the payment of dividends in violation of the DGCL or, (v) for any transaction from which the director derived an improper personal benefit.~~officer. Any repeal or modification of this Section ~~16~~11 by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

Section ~~17~~12. Indemnification and Advancement of Expenses.

(a) Indemnification in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section ~~17~~12(c) and Section ~~17~~12(j), the Corporation shall, to the fullest extent permitted by the DGCL ~~and applicable Delaware law as in effect at any time~~, indemnify~~, hold harmless and defend~~  any person who~~: (i)~~ is or was ~~or is~~ a director or officer of the Corporation or ~~was or is~~, while serving as a director or officer of ~~a direct or indirect wholly owned subsidiary of~~ the Corporation, ~~and (ii) was or is a party or is~~ is or was serving at the request of the Corporation as a director, officer, employee, partner, manager or other fiduciary of another enterprise (each, a “covered person”) who is or was, or is threatened to be made, a party to~~,~~  or ~~was or is otherwise directly involved~~participant in (including as a witness)~~,~~  any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ~~(~~, other than ~~an~~any action by or in the right of the Corporation~~)~~, by reason of the fact that such person ~~was or is a director or officer of the Corporation or any direct or indirect wholly owned subsidiary of the Corporation, or was or is serving at the request of the Corporation as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity,~~is or was a covered person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea or nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

B-8

(b) Indemnification in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section ~~17~~12(c) and Section ~~17~~12(j), the Corporation shall indemnify~~, hold harmless and defend~~  any covered person who~~: (i) was or is a director or officer of the Corporation or was or is a director or officer of a direct or indirect wholly owned subsidiary of the Corporation, and (ii) was or is a party~~ is or was, or is threatened to be made, a party to~~,~~  or ~~was or is otherwise directly involved~~participant in (including as a witness)~~,~~  any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person ~~was or is a director or officer of the Corporation or any direct or indirect wholly owned subsidiary of the Corporation, or was or is serving at the request of the Corporation as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, and whether the basis of such action, suit or proceeding is alleged action in an official capacity or in any other capacity~~is or was a covered person, against expenses (including attorneys’ fees) actually and reasonably incurred by such covered person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Courts in the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court in the State of Delaware or such other court shall deem proper.

(c) Authorization of Indemnification. Any indemnification or defense under this Section ~~17~~12 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the ~~director or officer~~covered person is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section ~~17~~12(a) or Section ~~17~~12(b), as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination: (i) by ~~directors constituting~~ a majority vote of the ~~Board and~~directors who are not parties to such action, suit or proceeding, even though less than a quorum (the “Board Voting Majority”), or (ii) by a committee of such directors designated by the Board Voting Majority, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding set forth in Section ~~17~~12(a) or Section ~~17~~12(b) or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

(d) Good Faith Defined. For purposes of any determination under Section ~~17~~12(c), a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on good faith reliance on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section ~~17~~12(d) shall mean any other corporation or any partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which such person was or is serving at the request of the Corporation as a director, officer, employee, partner, member or agent. The provisions of this Section ~~17~~12(d) shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section ~~17~~12(a) or Section ~~17~~12(b), as the case may be.

B-9

(e) Expenses Payable in Advance. Expenses, including attorneys’ fees, incurred by a ~~current or former director or officer~~covered person in defending any action, suit or proceeding described in Section ~~17~~12(a) or Section ~~17~~12(b) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such ~~director or officer~~covered person to repay such amount if it shall ultimately be determined that such covered person is not entitled to be indemnified by the Corporation as authorized in this Section ~~17~~12.

(f) Non-exclusivity of Indemnification and Advancement of Expenses. The indemnification, defense and advancement of expenses provided by or granted pursuant to this Section ~~17~~12 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under ~~the~~this Restated Certificate, any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section ~~17~~12(a) or Section ~~17~~12(b) shall be made to the fullest extent permitted by applicable law. The provisions of this Section ~~17~~12 shall not be deemed to preclude the indemnification of, or advancement of expenses to, any person who is not specified in Section ~~17~~12(a) or Section ~~17~~12(b) but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL or otherwise.

(g) Insurance. The Corporation may purchase and maintain insurance on behalf of any person who was or is a director, officer, employee or agent of the Corporation, or a direct or indirect wholly owned subsidiary of the Corporation, or was or is serving at the request of the Corporation, as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify, hold harmless or defend such person against such liability under the provisions of this Section ~~17~~12.

(h) Certain Definitions. For purposes of this Section ~~17~~12 references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who was or is a director, officer, employee or agent of such constituent corporation, or was or is serving at the request of such constituent corporation as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Section ~~17~~12 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Section ~~17~~12, references to “fines” shall include any excise taxes assessed on a person with respect of any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Section ~~17.~~12. For the avoidance of doubt, any reference to an officer of the Corporation in this Section 12 shall be deemed to refer exclusively to the officers duly appointed as such pursuant to the Bylaws, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors or equivalent governing body of such other entity pursuant to the certificate of incorporation and bylaws or equivalent organizational documents of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, but not an officer thereof as described in the preceding sentence, has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall not result in such person being constituted as, or being deemed to be, an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for purposes of this Section 12.

B-10

(i) Survival of Indemnification and Advancement of Expenses. The indemnification, defense and advancement of expenses provided by, or granted pursuant to, this Section ~~17~~12 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

(j) Limitation on Indemnification. Notwithstanding anything contained in this Section ~~17~~12 to the contrary, except for proceedings to enforce rights to indemnification and defense under this Section ~~17~~12 (which shall be governed by Section ~~17~~12(k)(ii)), the Corporation shall not be obligated under this Section ~~17~~12 to indemnify~~, hold harmless or defend any director, officer, employee or agent~~ or advance expenses to any covered person in connection with ~~a~~any action, suit or proceeding (or part thereof) initiated by such covered person unless such action, suit or proceeding (or part thereof) was authorized in advance by the Board. ~~Notwithstanding anything contained in this Section 17 to the contrary, the prevailing party shall not be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action to the extent that such fees, costs and expenses relate to “internal corporate claims” as defined in Section 109(b) of the DGCL~~

(k) Contract Rights.

(i) The obligations of the Corporation under this Section ~~17~~12 to indemnify~~, hold harmless and defend a person who was or is a director or officer of the Corporation or was or is a director or officer of a direct or indirect wholly owned subsidiary of the Corporation, including the duty to~~ and advance expenses~~,~~ to any covered person shall be considered a contract between the Corporation and such covered person, and no modification or repeal of any provision of this Section ~~17~~12 shall affect, to the detriment of such covered person, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.

(ii) If a claim under Section ~~17~~12(a), Section ~~17~~12(b) or Section ~~17~~12(e) is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 45 days, the person making such claim may at any time thereafter (but not before) bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by applicable law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, such person shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by such person to enforce a right to indemnification hereunder (but not in a suit brought by such person to enforce a right to an advancement of expenses) it shall be a defense, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication, that such person has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its ~~S~~stockholders) to have made a determination prior to the commencement of such suit that indemnification of such person is proper in the circumstances because such person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its ~~S~~stockholders) that such person has not met such applicable standard of conduct, shall create a presumption that such person has not met the applicable standard of conduct ~~or, in the case of such a suit brought by such person, be a defense to such suit~~.

B-11

(l) Indemnification Agreements. Without limiting the generality of the foregoing, the Corporation shall have the express authority to enter into such agreements as the Board deems appropriate for the indemnification of present or future directors and officers of the Corporation in connection with their service to, or status with, the Corporation or any other corporation, entity or enterprise with whom such person is serving at the express written request of the Corporation.

Section ~~18~~13. Forum; Consent to Jurisdiction; Severability.

(a) Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) shall, to the fullest extent provided by law, be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or ~~other employee~~stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or ~~employees~~stockholders arising pursuant to any provision of the DGCL or this ~~Amended and~~ Restated Certificate or the Bylaws, or (iv) any action asserting a claim against the Corporation, its directors, officers or ~~employees~~stockholders governed by the internal affairs doctrine ~~and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel, except for, as to each of (i) through (iv) above, any claim (A) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction, as to which the Court of Chancery and the U.S. federal district court for the District of Delaware shall have concurrent jurisdiction~~. Notwithstanding the foregoing, the provisions of this Section ~~18~~13(a) will not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended, or the rules and regulations thereunder or any other claim for which the U.S. federal district courts have exclusive jurisdiction. Unless the Corporation consents in writing to the selection of an alternative forum, the U.S. federal district courts ~~shall~~ (including the U.S. federal district court in the State of Delaware) shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, against the Corporation or any director, officer, other employee or agent of the Corporation. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Section ~~18~~13(a).

~~(b)~~	~~Consent to Jurisdiction. If any action the subject matter of which is within the scope of Section 18(a) immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and U.S. federal district courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 18(a) (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.~~

(~~c~~b) ~~Severability.~~  If any provision or provisions of this Section ~~18~~13 shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section ~~18~~13 (including, without limitation, each portion of any sentence of this Section ~~18~~13 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section ~~18~~13.

Section ~~19~~14. Corporate Opportunity. To the ~~extent allowed by law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors, or any of their respective affiliates, in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Fifth Amended Certificate or in the future, and~~fullest extent permitted by law, the Corporation renounces any interest or expectancy ~~that~~in any business opportunity of which any of the directors ~~or~~, officers or stockholders of the Corporation ~~will offer any such corporate opportunity of which he or she~~ may become aware ~~to~~; provided that the Corporation~~, except, the doctrine of corporate~~ does not renounce any interest or expectancy in any business opportunity ~~shall apply with respect~~offered to any of the directors or officers of the Corporation ~~with respect to a corporate opportunity that was offered to such person~~ solely in his or her capacity as a director or officer of the Corporation ~~and (i) such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue and (ii) the director or officer is permitted to refer that opportunity to the Corporation without violating any legal obligation.~~.

Section 15. Section 203. The Corporation hereby elects not to be governed by the provisions of Section 203 of the DGCL.

Section ~~20~~16. Headings. The headings contained herein are for convenience only, do not constitute a part of this ~~Fifth Amended~~Restated Certificate and shall not be deemed to limit or affect any of the provisions hereof.

B-12

IN WITNESS WHEREOF, the undersigned has executed this ~~Fifth~~ Amended and Restated Certificate of Incorporation as of ~~July 2, 2025~~[______________ __], 2026.

SBC Medical Group Holdings Incorporated

By: ~~Yoshiyuki Aikawa~~___________________________________

Name: ~~Yoshiyuki Aikawa~~

Title: ~~Chief Executive Officer~~

B-13